Exhibit 10.18

SALE AND ASSIGNMENT AGREEMENT

This Sale and Assignment Agreement (this “Sale and Assignment Agreement”) is entered into as of October 31, 2024 (the “Effective Date”) between Upgrade, Inc. (“Upgrade”) and DriveIt Financial Group, a California corporation, with its principal place of business in 1405 Pioneer St., Brea, CA 92821 (“Drive-It”). This Sale and Assignment Agreement describes the rights and obligations between Drive-It and Upgrade with respect to the purchase of motor vehicle retail installment sale contracts from Drive-It by Upgrade, made on or after the date of this Agreement. In consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings listed below:

a.	“Agreement” means this Sale and Assignment Agreement, and all exhibits, schedules, and related documents attached hereto or referenced herein, as amended from time to time pursuant to Section 15(f) (Amendments) below.

b.	“Automatic Clearinghouse” or “ACH” means the automatic deposit to or withdrawal from Drive-It’s designated bank account.

c.	“Buyer” or “Customer” means the party or parties who purchase a new or used motor vehicle from, and pursuant to a Contract with, a Dealership.

d.	“Contract” means a retail installment sales contract entered into between a Buyer (or Buyers) and a Dealership with respect to the purchase of a new or used motor vehicle by such Buyer (or Buyers) that has been sold to Drive-It, including without limitation, all addendums and related documents.

e.	“Contract Price” means such amount as agreed upon by Upgrade and Drive-It through Dealertrack, RouteOne or other applicable Dealer Communication in effect for such Contract, which shall not exceed the maximum amounts described in the Upgrade Reference Materials or Dealer Communications.

f.	“Dealership” means a motor vehicle dealer, and includes its employees and agents, that (i) sells new and/or used motor vehicles to consumers, (ii) offers financing for the purchase of such motor vehicles to consumer via retail installment sales contracts, and (iii) sells a subset or all of such retail installment sales contracts to Drive-It (the dealer in such capacity, the “Original Seller”) pursuant to an agreement entered into by and between Drive-It and such motor vehicle dealer (such agreement, the “Dealer Agreement”).

g.	“Dealertrack” means the software, website, platform, portal, or other means provided by Dealertrack, Inc. or any of its Affiliates to or for use by Upgrade.

h.	“E-Contract” means a Contract or Supplemental Contract that is executed by electronic means.

i.	“Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, unincorporated association or any other entity.

j.	“RouteOne” means the software, website, platform, portal, or other means provided by RouteOne, LLC or any of its Affiliates to or for use by Upgrade.

k.	“Supplemental Contract” means any optional ancillary product contract or agreement, including, without limitation, contract for credit insurance, extended warranty/service, Guaranteed Asset Protection (“GAP”), maintenance or any other contract authorized by Upgrade, in each case that a Customer has entered into with respect to a Vehicle or Contract.

Upgrade Retail Dealer Agreement – Mega

l.	“Term” means the period commencing on the Effective Date and ending on such date that this Agreement is terminated.

m.	“Upgrade Reference Materials” means any guidelines, reference guides, rate sheets or other reference materials that Upgrade may prepare from time to time and communicate to Drive-It.

n.	“Vehicle” means a new or used motor vehicle that is the subject of a Contract.

2.	SALE AND PURCHASE OF CONTRACTS

Drive-It desires to sell Contracts to Upgrade pursuant to the terms and conditions of this Agreement, and Upgrade desires, in its sole discretion, to purchase a subset or all such Contracts offered to Upgrade for purchase from Drive-It pursuant to the terms and condition of this Agreement. Notwithstanding anything to the contrary herein, Upgrade is under no obligation to purchase any Contracts at any time and may discontinue doing so at any time in Upgrade’s sole discretion.

a.	Documentation and Offer to Sell. Drive-It shall furnish Upgrade with all information and documentation relating to or in connection with each Contract, including, without limitation, all Customer credit information required by Upgrade, the proposed terms of the underlying transaction with respect to such Contract, and any other information as Upgrade shall request. Contingent upon substantiation and/or receipt of the required documentation as further detailed below, Upgrade shall provide a credit decision to Drive-It through Dealertrack, RouteOne or via such other channel as the parties may agree in writing from time to time (“Dealer Communications”), provided that Upgrade shall have sole discretion as to what credit decision it provides with respect to each Contract. If Upgrade provides a credit approval for a Contract, Drive-It shall (i) procure the required documentation specified by the applicable Upgrade Reference Materials then in effect or as otherwise directed by Upgrade in the applicable Dealer Communications, and (ii) provide such documentation to Upgrade via a secure channel mutually agreed by the parties. For the avoidance of doubt, required documentation set forth in the foregoing sentence shall include, without limitation, any executed Contracts, Supplemental Contracts, credit union memberization documentation and other executed documents with respect to each Contract, as applicable.

Drive-It’s execution of a Contract shall constitute an offer to sell and assign to Upgrade all of Drive-It’s right, title and interest in the Contract, the respective Vehicle and any guaranty or other document in connection with such Contract, even if Drive-It fails to complete the assignment provision in the Contract or if the assignment provision in the Contract does not properly list Upgrade as the assignee. All Contracts offered for sale to Upgrade shall be executed only on forms previously approved by Upgrade. All executed original paper Contracts and other documentation required by Dealer Communications or Upgrade Reference Materials must be delivered to Upgrade via overnight delivery (e.g., FedEx, UPS, DHL, or other reputable carrier) within one (1) Business Day of execution. All E-Contracts must be executed by Drive-It, the Original Seller and Customers using an electronic contracting system approved in writing by Upgrade. Neither Drive- It nor any Dealership shall retain any duplicate originals of any Contract sold to Upgrade, or any authoritative copy of such E-Contract.

b.	Upgrade’s Acceptance and Payment. If documentation satisfactory to Upgrade is received within 15 calendar days of Upgrade’s issuance of the Contract approval or such longer period as Upgrade may agree to from time to time in its sole discretion, Upgrade will pay to Drive-It the Contract Price (defined in Section 2(c) below) via ACH or other method and timing mutually agreed by the parties in writing; and (2) reject any offer to sell and/or assign a Contract or a component of a Contract such as a related Supplemental Contract, including, without limitation, Contracts for which Drive-It has provided all necessary documentation to Upgrade, prior to payment of the Contract Price. All of Drive-It’s and Original Seller’s rights, title and interest to the Contract, in the Vehicle, and in any guaranty or other document executed in connection with the Contract, and all proceeds thereof, shall pass to Upgrade at time of payment of the Contract Price, even if Original Seller or Drive-It fail to complete the assignment provision in the Contract or if the assignment provision in the Contract does not properly list Upgrade as the assignee.

Upgrade Retail Dealer Agreement – Mega

c.	Authorized Assignment of Contract. Transmittal of a Contract to Upgrade shall be conclusive proof that the Person executing the assignment instrument on behalf of Drive-It and Original Seller had full power and authority to do so. Failure of Drive-It to object to any purchase of a Contract pursuant to the terms and condition set forth above within 15 calendar days of payment of the relevant Contract Price by Upgrade shall be conclusive proof that the assignment of such Contract and related transactions were authorized and approved by Drive-It and the Original Seller. Any objection by Drive-It to the assignment of a Contract within such 15 calendar day period shall be accompanied by tender of the full amount of the Contract Price paid by Upgrade for such Contract to Upgrade in order to be effective. Absent a timely and effective objection, Drive-It shall deliver such assignment in a form reasonably acceptable to Upgrade not later than 15 calendar days of the relevant Contract Price by Upgrade. Drive-It hereby grants Upgrade a power of attorney to complete such assignment in the name and on behalf of Drive-It in the event that Drive-It fails to deliver such assignment within such 15 calendar day period.

d.	Drive-It Participation.

i.	Drive-It may elect to participate in Upgrade’s Dealer Reserve and/or Flat Fee option (each as defined in the relevant Dealer Communication) if and when such options are offered by Upgrade, subject to the requirements provided by Upgrade from time to time and set forth in Dealer Communications. Drive-It will be charged back the full Dealer Reserve amount or Flat Fee amount, as detailed in the applicable Dealer Communications and as applicable, subject to any applicable law limiting the amount that Upgrade may pay Drive-It under the Dealer Reserve option in the following events: (1) the Contract is terminated for any reason within the first 120 calendar days of the effective date of the Contract (including, but not limited to, as a result of early payoff); or (2) the Contract is repurchased by Drive-It pursuant to this Agreement. Upgrade reserves the right to change the Dealer Reserve or Flat Fee options at any time, or to cease offering either option, in its sole discretion.

ii.	In the event that Drive-It seeks to sell all or substantially all of its assets to another Person, close its business, or cease operations, Drive-It understands and agrees that (i) all chargeback liabilities of Drive-It due and owing to Upgrade under this Agreement shall be fully satisfied by Drive-It on or before the closing date of such asset sale, or the effective date of the closing of the business (such date the “Closing Date”), in the form and manner instructed by Upgrade in its discretion, and (ii) if Drive-It has elected to participate in the Dealer Reserve option, then for the period that is one hundred and twenty (120) days prior to the Closing Date, Drive-It shall be deemed to have been participating in the Flat Fee option for such 120-day period, and Upgrade shall recalculate payments made to Drive-It in the such 120-day period using the Flat Fee option instead of the Dealer Reserve option. Any difference resulting from such recalculation shall be promptly reimbursed by the owing party on or before the Closing Date.

3.	SUPPLEMENTAL CONTRACTS

Drive-It or the Original Seller may include the sale of a Supplemental Contract to the Customer with respect to the Vehicle or Contract as part of the Contract, subject to the requirements and conditions set forth by Upgrade in this Section 3 (Supplemental Contracts) and in the Upgrade Reference Materials, in which case, all references to Contract herein shall also include such Supplemental Contract unless where expressly stated otherwise. Drive-It agrees to cancel, or ensure the Original Seller cancels, any Supplemental Contract upon Upgrade’s or Customer’s request, and if the total amount due from the Customer for the purchase of such Supplemental Contract (the “Supplemental Contract Price”) or any portion of such amount is amortized in connection with the Contract, to remit or ensure that the Original Seller, administrator, underwriter or insurer with respect to such Supplemental Contract remits, as applicable, the pro-rata amount corresponding to the remaining period of the service term for such Supplemental Contract as of the cancellation date of such Supplemental Contract (the “Unearned Premium”) or any refund of all or any portion of the Supplemental Contract Price to Upgrade or as Upgrade may otherwise direct and as required by applicable law, within 30 calendar days of cancellation of such Supplemental Contract (or any shorter period as may be required by applicable law). Notwithstanding the foregoing, in those situations where Upgrade advances and pays the Customer a refund of any Unearned Premium, Drive-It shall reimburse Upgrade for such refunds within 60 days of request by Upgrade. Obligations to make refunds or other remittances relating to Supplemental Products must be assumed by the purchaser in a sale of all or substantially all assets of Drive-It.

Upgrade Retail Dealer Agreement – Mega

a.	Credit Insurance and Mechanical Protection Products. Upgrade, in its sole discretion, may choose to accept as a Supplemental Contract a Customer’s purchase of third party products, including, but not limited to, credit life or disability policies, service contracts or mechanical breakdown protection products covering the Vehicle or the amounts due and owing under the applicable Contract, whether or not such product constitutes insurance and whether or not such product is bundled with another product covering the Vehicle or amounts due under the Contract (each such product or service a “Supplemental Product”), provided that Drive-It makes, or ensures that the Original Seller has made, all required disclosures to Customer in compliance with applicable law and, if applicable, instructions provided by Upgrade in Dealer Communication, properly itemize any such amount financed and complies with applicable law with respect to such Supplemental Contract. Drive-It, as of each day that the Supplemental Product that is the subject of the Supplemental Contract is sold to the Customer, represents, on its own behalf and the Original Sellers’ behalf, as applicable, to Upgrade that (1) Drive-It or Original Seller, as applicable, is the duly authorized agent of the provider of the product or service that is the subject of such Supplemental Contract being sold (the “Product Provider”), (2) to the best of Drive-It’s and Original Seller’s knowledge, the Product Provider has sufficient claims- paying ability to honor the obligations it has undertaken with respect to the products it offers, including, without limitation, the Supplemental Products and (3) as between Upgrade on the one hand and Drive-It and the Original Seller on the other, Drive-It, at all times, will remain responsible to Customer with respect to the sale of Supplemental Contracts by Drive-It or the Original Seller for the Product Provider.

b.	GAP Products. Upgrade, in its sole discretion, may choose to accept as a Supplemental Contract a Customer’s purchase of any guaranteed asset or auto protection product, debt cancellation or debt waiver contracts or equivalent product (“GAP Product”) sold by the Original Seller or Drive-It, in each case on behalf of itself or as an agent of a Product Provider, as applicable (whether or not such GAP Product is bundled with another Supplemental Contract), and the GAP Product form executed with respect to the sale of such GAP Product shall comply with all applicable laws. Drive-It, as of each day that the GAP Product that is the subject of the Supplemental Contract is sold to the Customer, represents, on its own behalf and the Original Sellers’ behalf, as applicable, to Upgrade that (1) Drive-It or the Original Seller, as applicable, is the duly authorized agent of the Product Provider, (2) to the best of Drive-It’s and the Original Seller’s knowledge, the Product Provider has sufficient claims-paying ability to honor the obligations it has undertaken with respect to the GAP Product it offers, and (3) as between Upgrade on the one hand and Dealer and the Original Seller on the other, Drive- It, at all times, will remain responsible to Customer for agent’s obligations with respect to its sale of the GAP Product for the Product Provider.

4.	INSURANCE

Drive-It will provide Upgrade with written evidence of physical damage and liability insurance with a maximum deductible of one thousand dollars covering each Vehicle at least in the amount required by the relevant Contract and the Upgrade Reference Materials in effect at the time the Contract is purchased by Upgrade, which insurance policy shall name Upgrade as a loss payee. If such written evidence is not provided by Drive-It to Upgrade, in addition to any other rights and remedies of Upgrade under this Agreement, Drive-It will be responsible for any loss to Upgrade that would have been covered by such insurance had it been procured.

Upgrade Retail Dealer Agreement – Mega

5.	POWER OF ATTORNEY

Drive-It hereby irrevocably constitutes and appoints Upgrade (and all officers, employees or agents designated by Upgrade), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Upgrade’s own name, from time to time in Upgrade’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, hereby grants to Upgrade the power and right, on its behalf, without notice to or assent by it, to do the following: (a) exercise all rights and privileges of Drive-It and Original Seller under any Contract purchased by Upgrade pursuant to this Agreement; (b) to endorse any and all promissory notes evidencing any obligations under any such Contract; (c) to execute the assignment of security agreement or other collateral instrument securing any such Contract; (d) to execute or complete any of the documents or instruments which the undersigned is required to execute and/or deliver to Upgrade under the Agreement, including any assignment of any such Contract; (e) to file, prosecute or defend any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Upgrade for the purpose of enforcing the rights, and collecting any and all moneys due, under any such Contract; and (f) to execute any and all other documents or instruments and to do at any time or from time to time all acts and other things that Upgrade, at its option, reasonably deems necessary or advisable to accomplish the purposes of the Agreement and the assignment of each such Contract, giving and granting unto Upgrade, as said attorney, full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in connection therewith, to all intents and purposes, as it might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Upgrade, as said attorney or its substitute shall lawfully do or cause to be done by virtue hereof (collectively, the “Attorney-In-Fact Duties”). The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Drive-It unless and until (i) all of Drive-It’s obligations under this Agreement have been satisfied, and (ii) all Contracts which have been purchased by Upgrade pursuant to this Agreement have been fully paid off, provided that Drive-It delivers prior notice to Upgrade of the date on which this Power of Attorney shall be revoked. Drive-It represents and warrants that each Original Seller has granted Drive-It an irrevocable power of attorney authorizing Drive-It to perform all Attorney-In-Fact Duties, and to delegate such power and authority to Upgrade.

6.	DRIVE-IT’S GENERAL REPRESENTATIONS, WARRANTIES, AND COVENANTS

As of (i) the Effective Date, (ii) each day that a Contract is offered for sale to a Customer, and (ii) each date such Contract is purchased by Upgrade, or such other date as is expressly stated below, Drive-It represents, warrants, and covenants that:

a.	Each of Drive-It and Original Seller, is duly organized, validly existing, and in good standing in the jurisdiction of its formation, organization, or incorporation, as applicable. This Agreement is a valid and binding agreement of Drive-It. Drive-It has full power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement, including without limitation, the execution of Contracts and any Supplemental Contracts, by Drive-It and the Original Seller has been duly authorized by all necessary corporate action.

b.	On each day that the Original Seller enters into a Contract, the Original Seller is duly licensed and authorized to enter into such Contract in the state(s) and applicable jurisdiction(s) the laws of which govern the Contract where the provisions of the Contract are negotiated, the Contract or Supplemental Contract is executed, and where the Vehicle is or will be delivered.

c.	On each day that the Drive-It purchases a Contract from an Original Seller, Drive-It is duly licensed and authorized to purchase such Contract in the state(s) and applicable jurisdiction(s) the laws of which govern the Contract where the provisions of the Contract are negotiated, the Contract or Supplemental Contract is executed, and where the Vehicle is or will be delivered.

Upgrade Retail Dealer Agreement – Mega

d.	If any of Drive-It or a Dealership conducts business under a fictitious trade name or trade style, Drive-It or such Dealership, as applicable, has complied and shall comply during the Term with all applicable laws relating to doing business under a fictitious trade name or trade style.

e.	Drive-It and each Dealership have entered into a Dealer Agreement in the form attached hereto as Exhibit A (the “Dealer Agreement”), or in a form acceptable to Upgrade in its sole, absolute and unfettered discretion, duly executed by an authorized officer of the Dealership, delivered to Drive-It and appropriately completed. Drive-It shall have also obtained a Guaranty in the form attached hereto as Exhibit B (the “Guaranty”), or in a form acceptable to Upgrade in its sole, absolute and unfettered discretion, duly executed by the principal of the Dealership. Every Contract sold by Drive-It to Upgrade shall have previously been purchased by Drive-It from the Dealership pursuant to a Dealer Agreement and Guaranty. Drive-It shall deliver to Upgrade fully executed copies of the Dealer Agreement and Guaranty prior to the assignment of any Contract by Drive-It to Upgrade.

f.	Neither Drive-It nor any Dealership shall represent that it is the agent of Upgrade at any time during the Term.

g.	As condition to entering into a Dealer Agreement and in connection with assigning any Contract to Upgrade, Drive-It covenants and warrants that it has an effective process for managing the risks of its relationships with Dealerships, has conducted adequate investigation and due diligence of such Dealerships, and will monitor such dealers to ensure compliance with state and federal consumer protection laws and to confirm and ensure that (a) the Dealership and its principal’s financial ability to honor its/their obligation(s) under the Dealer Agreement and Guaranty; (b) the Dealership and its management has a history of ensuring, and maintain adequate policies and procedures in place to ensure, compliance with all applicable law including legal requirements set forth in this Section 6, as well as federal and state consumer protection laws and regulations; (c) the Dealership and its management does not present unwarranted risks to consumers and is complying with state and federal consumer protection laws; (d) the Dealership and its management can demonstrate that unfair, deceptive, and abusive practices towards consumers has not occurred, and that the Dealership and its management have adequate policies and procedures in place to ensure that such practices will not occur; and (e) the Dealership’s training and oversight of employees to ensure compliance with the foregoing has been assessed.

h.	Drive-It and the Dealerships are in compliance, and will be in compliance at all times during the Term, with all applicable federal and state fair credit and non-discrimination laws, including, without limitation, those regarding national origin, sex, marital status, age (provided Customer has capacity to enter into a binding contract), the fact that all or part of Customer’s income derives from a public assistance program, the fact that Customer has, in good faith, exercised any right under the federal Consumer Credit Protection Act or any other basis prohibited by applicable law when offering or promoting the motor vehicle retail installment sales contracts. For the avoidance of doubt, Drive-It shall be responsible for any non-compliance set forth in this section by any Dealership.

i.	The Equal Credit Opportunity Act (“ECOA”) prohibits discrimination in the granting of credit and further states that the applicants for credit shall not be discriminated against because of the person’s race, color, religion, national origin, sex, marital status, or age (provided that such applicant has the capacity to enter into a binding contract), the fact that all or part of such applicant’s income derives from any public assistance program, or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act. In addition, ECOA contains rules as to creditor requirements for co-makers or co-applicants on extensions of credit. ECOA also applies to all persons who regularly refer credit applicants or prospective credit applicants.

Upgrade Retail Dealer Agreement – Mega

ii.	Drive-It shall operate, and shall ensure each Dealership operates, in a manner that complies with ECOA and its enacting regulations. State law may also apply to credit products and expand the definition of classes to include, among other things, a person’s sexual orientation, and Drive-It shall comply, and shall ensure each Dealership complies, with such laws as well. To help ensure compliance with ECOA, Drive-It shall comply, and shall ensure each Dealership complies with the requirements of ECOA and any regulations, policy statements, and guidance promulgated or announced by federal or state agencies, including the Federal Trade Commission, Consumer Financial Protection Bureau, concerning compliance with ECOA or other fair lending requirements. Drive-It shall not discriminate, and shall ensure each Dealership does not discriminate, against consumers in any unlawful or impermissible way, or on any “prohibited basis” described by ECOA or Regulation B thereunder, including discouraging a consumer from applying for a motor vehicle retail installment sales contract, or not equally promoting the motor vehicle retail installment sales contract on any such prohibited basis, or failing to offer participation in this Agreement to any consumer on any prohibited basis.

i.	Drive-It and the Dealerships are in compliance, and will comply with all applicable requirements of federal, state and local laws, rules and regulations, and other regulatory guidance governing the Contract, the underlying transactions, and the performance of Drive-It’s and the Dealerships’ obligations contemplated hereunder, including, but not limited to, by way of example only, the following: the federal Truth in Lending Act and Regulation Z, Equal Credit Opportunity Act and Regulation B, Federal Trade Commission Act, Fair Credit Reporting Act (“FCRA”), Gramm-Leach-Bliley Act, Telephone Consumer Protection Act, and USA Patriot Act (“Patriot Act”), and other fair lending and consumer protection, and privacy and data protection federal and state laws and regulations, as well as any and all rules applicable to advertising the Vehicle, the negotiation and execution of the Contract and the identification of the Customer(s), including but not limited to, any Unfair, Deceptive and Abusive Acts and Practices (“UDAAP”).

j.	At all times during the Term, Drive-It shall follow and be bound by, and shall ensure the Dealerships follow, all terms of the Upgrade Reference Materials and any Dealer Communications, which may be amended from time to time at the sole discretion of Upgrade, upon notice to Drive-It and execute all related documents required by Upgrade.

k.	Drive-It and the Dealerships, as applicable, have entered into, or will enter into prior to offering any Contracts for sale to Upgrade, an agreement with an approved electronic contracting provider. Dealer and the Dealerships have performed, and will perform at all times during the Term, each of their respective obligations with respect to E-Contracts under an agreement with each approved electronic contracting provider and shall comply with that provider’s use policies and terms of service.

7.	DRIVE-IT’S REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO EACH CONTRACT

As to each Contract sold to Upgrade by Drive-It pursuant to this Agreement, Dealer represents, warrants, and covenants as of the date such Contract is purchased by Upgrade, or such other date as is expressly stated below as follows:

a.	The Contract has been entered into by the Original Seller and Buyer(s) and subsequently sold to Drive-It.

b.	The Contract constitutes the Customer’s valid and binding agreement which has been duly authorized and executed by the Customer, who is a bona fide Person, and whose identity has been confirmed by Drive-It or the Original Seller prior to execution.

c.	The Contract has been duly executed by the Original Seller and the Customer on the premises of the Original Seller and in the presence of an authorized Original Seller employee or if permitted under state law, at a location other than the Original Seller’s premises in the presence of an authorized Original Seller employee or delivery agent, in compliance with all applicable laws.

Upgrade Retail Dealer Agreement – Mega

d.	The Contract has been negotiated and executed in compliance with all applicable requirements of federal, state, and local laws, rules, and regulations, and other regulatory guidance governing the Contract and the underlying transactions and Drive-It has retained all required documentation related to the Contract.

e.	Each document executed in connection with the Contract giving rights to the Original Seller and subsequently to Drive-It has been duly authorized and executed by each party thereto and constitutes each such party’s valid and binding agreement.

f.	Neither Drive-It;, nor any Original Seller or any of each of their respective employees or agents have made any oral or written promise, affirmation, warranty or representation to the Customer that is not contained in the Contract.

g.	Each of Drive-It and the Original Seller, as applicable, has properly completed the Contract and all other documents required for assignment of the Contract to Upgrade, and Drive-It will deliver all documents with respect to any Contract in accordance with the Upgrade Reference Materials. The Contract is valid and enforceable according to its terms, accurately describes the Vehicle and evidences a bona fide sale of the Vehicle. Neither Drive-It nor the Original Seller has fraudulently induced the Customer to enter the Contract.

h.	The Original Seller has made all disclosures required by all applicable laws in connection with the Vehicle and Contract including, but not limited to, (i) disclosures required in any advertisement of the terms of the Contract and any related purchase order, (ii) disclosures related to prior damage to the Vehicle, including, but not limited to, flood damages, and (iii) for E-Contracts, any disclosures required by the Electronic Signatures in Global and National Commerce Act (ESIGN), and the Uniform Electronic Transactions Act (UETA). Neither Drive-It nor Seller has applied charges to Customer in excess or violation of applicable law. A completely filled-in copy of the executed Contract was provided to the Customer at the time the Contract was signed by the parties thereto.

i.	The Original Seller has accurately disclosed any cash down payment, deferred down payment, or trade-in allowance to the Customer.

j.	The Vehicle’s true mileage is known by Drive-It and the Original Seller and is the same as described in the Contract, and the Vehicle is not subject to a branded title and has not been repurchased by the manufacturer or any prior seller as a result of a lemon law claim, settlement or action.

k.	No broker was involved in any transaction related to the Contract unless the identity of such broker has been disclosed to Upgrade.

l.	The conduct of Drive-It or the Original Seller in negotiating the Contract will not subject Upgrade to suit or administrative proceeding under any local, state or federal law, rule or regulation.

m.	The Customer will have no defense, offset or counterclaim as to the enforcement of the Contract arising out of any misrepresentation or failure to disclose on the part of Drive-It, the Original Seller, or any of their respective agents or employees.

n.	The Contract is not in default and shall not be in default at the time Upgrade becomes obligated to pay the Contract Price for the Contract, and neither Drive-It nor the Original Seller is aware of any intention by the Customer to breach any term of the Contract.

Upgrade Retail Dealer Agreement – Mega

o.	The Contract is valid, enforceable and collectible, irrespective of whether Drive-It or the Original Seller knew or had any reason to know of any facts that could adversely affect its validity, enforceability or collectability.

p.	Drive-It acknowledges and agrees that Upgrade shall not be responsible with respect to a Contract for any event, claims, or encumbrances that occurred or arose prior to Upgrade’s purchase or funding of such Contract.

q.	The Vehicle delivered to the Customer, together with all accessories, packages, and options is the same Vehicle described in the Contract, including all accessories, packages, and options. At the time of delivery to the Customer, the Vehicle complies with all applicable federal, state and local laws, rules and regulations, including, without limitation, those pertaining to warranty, safety and the like.

r.	Upgrade shall have a first priority security interest in the Vehicle identified in the Contract as of the date of the sale to Upgrade, superior to all other security interests, liens or encumbrances, and neither Drive-It nor the Original Seller has done, and each will not do, anything that would adversely affect Upgrade’s security interest in the Vehicle.

s.	The Original Seller has accurately calculated and disclosed all federal, state, and local taxes and fees due in connection with any Contract, and shall promptly pay, or take all action necessary to ensure the payment of, all such amounts to the appropriate authorities.

t.	Drive-It shall submit, or ensure Seller submits, all forms, applications, and documents necessary to obtain and perfect the certificate of title, license and registration of the Vehicle, properly reflecting the Customer’s name(s) and Upgrade’s first priority security interest in the Vehicle identified in the Contract, within the timeframe required by the applicable law, but not more than 30 days of the execution of the Contract and receive verification of the perfected title within 120 days of the executed Contract.

u.	Drive-It has furnished Upgrade all credit information and other requested Customer information or documents received by the Original Seller or Drive-It with respect to the Customer and such information is true, complete and accurate.

v.	The Vehicle is accurately described in the credit application and in the Contract, conforms to all applicable regulatory requirements, and is not a salvage vehicle, a vehicle not originally sold in the United States nor originally sold through factory-authorized distributors (i.e., a “gray market” vehicle), is not known to have unibody frame damage, and is not otherwise excluded from eligibility as specified in the Upgrade Reference Materials or Dealer Communications.

w.	Neither Drive-It nor any Dealership has sold the Customer any additional product(s) subject to a Supplemental Contract that are financed on a Contract unless approved by Upgrade and properly executed by the Customer and Drive-It and/or the Original Seller, as applicable.

x.	The Customer identified in the Contract will be the primary user of the Vehicle and will be the party who makes payments under the Contract. The Contract is not the result of a Straw Purchase, and the Customer is not a Straw Party to the transaction. The term “Straw Purchase” means a transaction in which the Customer who purchases or leases the Vehicle is not the person for whom the Vehicle is intended, or who will drive or make payments on the Vehicle; and the term “Straw Party” means a person who executes a Contract to effect a Straw Purchase by using his or her name, credit and employment history, or insurance record to purchase a Vehicle for a third party.

y.	Drive-It will ensure that each Original Seller will furnish to all applicable Customers the document “IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT” as required under the Patriot Act and, if applicable, a risk-based pricing notice or credit score disclosure notice as required under the FCRA prior to execution of the Contract.

Upgrade Retail Dealer Agreement – Mega

z.	Neither Drive-It nor the Original Seller has made any charge, including documentary or processing charges, which Drive-It or the Original Seller does not make in a cash transaction, other than amounts disclosed as finance charges, insurance and filing fees, or other costs paid to public officials to perfect a security interest in the Vehicle.

aa.	Drive-It shall ensure that the Original Seller promptly forwards to the proper authorities all federal, state and local fees and taxes due in connection with the sale and financing of the Vehicle and the Supplemental Contracts, and shall accurately calculate, segregate, itemize, and disclose all taxes and fees due to such agencies. Drive-it shall be responsible for returning to Buyer any excess taxes or fees paid to such agencies.

bb.	Drive-It has purchased each Contract from the Original Seller and has transmitted good funds to the Original Seller prior to the assignment of the Contract by Drive-It to Upgrade. The Original Seller’s assignment of the Contract to Drive-it has been fully performed and constitutes a valid assignment from the Original Seller to Drive-It under applicable state and federal law. Drive-it is the exclusive owner of the Contract at the time of assignment from Drive-It to Upgrade and neither the Contract nor the collateral referenced therein is not subject to any claims or interests by any other party or person.

8.	DRIVE-IT LIABILITY TO AND INDEMNIFICATION OF UPGRADE

Drive-It shall, indemnify, defend (at Drive-It’s sole expense and with counsel reasonably acceptable to Upgrade), and hold harmless Upgrade, its employees, agents, officers, directors, shareholders, partners, representatives, successors and assigns (together the “Indemnified Persons”) from and against any and all claims, actions, suits, judgments, hearings, settlements, charges, demands, penalties, fines, injunctions, investigations, litigation, proceedings, administrative charges, costs, expenses, damages, losses and liabilities of any kind whatsoever, including, but not limited to, attorney’s fees and related costs of litigation (collectively, “Losses”), directly or indirectly arising out of, connected with, or in any manner relating to (i) any breach by Drive-It of any provision, obligation, covenant, representation or warranty (including, without limitation, those made on behalf of or with respect to any Dealership or Original Seller) in this Agreement, the Upgrade Reference Materials and Dealer Communications, or relating to any Vehicle, Contract, assignment of Contract, (ii) any dispute or contention (including without limitation between Drive-It, a Dealership, and Customer) for breach of warranty, rescission, fraud, damages or other claims asserted under the Federal Trade Commission Trade Regulation Rule commonly known as the Holder Rule (16 C.F.R. § 433) or other applicable laws, rules or regulations, or any failure to comply with applicable laws, rules or regulations, (iii) negligence, recklessness, fraud, error (whether negligent or not), omission or misconduct of Drive- It or any Dealership(s), (iv) any voluntary or involuntary bankruptcy or insolvency proceeding by or against Drive-It or any Dealership(s), or (iv) the failure of a vendor of a Supplemental Contract to honor or perform its obligations under such agreements; provided, that Drive-It shall have no obligations or liability under this Section to the extent that a Loss results solely from the gross negligence or willful misconduct of an Indemnified Person. Drive-It’s obligations under this Section shall survive the termination of this Agreement.

9.	REPURCHASE OF CONTRACTS

Drive-It shall repurchase any assigned Contract in accordance with Sections 10 and 11 hereof upon oral or written notice by Upgrade to repurchase such assigned Contract if:

a.	Upgrade determines there is a breach or alleged breach of any of Drive-It’s representations and warranties (including, without limitation, those made on behalf of or with respect to any Dealership or Original Seller) with respect to the Contract, the Vehicle or the Contract assignment;

Upgrade Retail Dealer Agreement – Mega

b.	Drive-It fails to perform any of its obligations under this Agreement (including, without limitation, obligations to ensure any Original Seller performs or takes any actions);

c.	The Customer refuses to make payment on the Contract based in whole or in part upon assertion of a claim or defense against, or arising from, the alleged acts or omissions of, Drive-It or a Dealership;

d.	The Customer attempts to rescind the Contract or the Contract is rescinded by operation of law or otherwise; or

e.	The Customer fails to pay the first payment due under the relevant Contract (not including payment at Contract inception) when it is due.

Upgrade has no duty to repossess the Vehicle or return the Vehicle to Drive-It or the Original Seller as a condition precedent to the repurchase of a Contract by Drive-It, or share with Drive-It any information related to the status of the Customer’s account or the location of the Vehicle.

Should Section 9(a) be triggered due to any discrepancy between the Vehicle, its accessories, packages, or options as described in the Contract and their actual state at the time of repossession or when Upgrade becomes aware, resulting in a disparity between the value of the Vehicle at the time of sale and its actual value at the time of repossession, Upgrade may, at its sole discretion, elect to require Drive-It to pay Upgrade the difference in value instead of demanding repurchase of the Vehicle.

10.	REPURCHASE PRICE

If Drive-It is required to repurchase a Contract, Drive-It shall pay to Upgrade the following amount within 10 calendar days of demand by Upgrade (the “Repurchase Price”):

a.	The amount then owed by the Customer under the Contract, which amount shall equal the unpaid principal balance, plus any accrued but unpaid interest through the date of payment by the Drive-It of the Repurchase Price;

b.	All losses and expenses incurred by Upgrade as a result of Drive-It’s or the Original Seller’s breach or failure to perform;

c.	Any collection or repossession expenses incurred by Upgrade, including any attorney’s fees and expenses incurred in connection with a Contract to be repurchased by Drive-It; and

d.	Any Dealer Reserve or Flat Fee amount paid to Drive-It by Upgrade with respect to the Contract.

Upon receipt of the Repurchase Price, Upgrade’s interest in the Contract and related Vehicle shall be sold and transferred to Seller “AS-IS”, “WHERE-IS” without any recourse, representation or warranty whatsoever as to condition, fitness for a particular purpose, merchantability or other warranty, express or implied. Until the Repurchase Price has been received by Upgrade, Drive-It shall not have any right, title or interest in either the Contract or the Vehicle.

If, however, after demand for repurchase but prior to payment, Drive-It or the Original Seller shall be deemed to have acquired an interest in a Contract or Vehicle giving Drive-It or such Original Seller title or the right to force Upgrade to deliver title thereto, then Upgrade shall have a security interest therein under the Uniform Commercial Code as security for the performance by Drive-It of its obligations, and Upgrade and Drive-It shall have the respective rights, remedies and obligations of a creditor and debtor. Drive-It will cooperate with Upgrade in perfecting such security interest. Drive-It shall remain liable for any deficiency following disposition of the Vehicle.

Upgrade Retail Dealer Agreement – Mega

If Drive-It is required to repurchase a Contract pursuant to this Agreement, (i) Drive-It shall be responsible for taking all necessary steps to effect the transfer of legal title in the Vehicle (or the lien thereon) from Upgrade to Drive-It, and (ii) Drive-It shall indemnify and hold Upgrade harmless from any and all liability or damages which may be incurred by Upgrade as a result of Drive-It or the Original Seller’s (if applicable) failure to properly transfer legal title to the Vehicle. The right of Upgrade to require repurchase of a Contract and the related Vehicle shall be in addition to the right of Upgrade to recover damages suffered, as well as fees and costs incurred, by Upgrade as a result of the breach by Drive-It of any of Drive-It’s obligations, warranties or covenants hereunder.

11.	NET OFFSET

Drive-It agrees that Upgrade may deduct from any funds that it may owe to Drive-It, and apply such funds to reduce the balance of any amounts due to Upgrade from Drive-It under this Agreement. This includes, but is not limited to, offsetting the Contract Price of Contracts purchased by Upgrade pursuant to this Agreement.

12.	CONFIDENTIALITY; PRIVACY

Drive-It represents and warrants that Drive-It and the Dealerships have implemented and presently maintain safeguards designed to ensure the security and confidentiality of Customer Information and Confidential Information (each as defined below) prior to commencement of or during the Term of this Agreement. “Confidential Information” shall mean this Agreement and all data, trade secrets, business information of any kind, whatsoever party discloses, in writing, orally, visually or in any other medium, to the other party, and includes Customer Information. “Customer Information” is (i) information that meets the definition of non-public personally identifiable information as defined in Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations and (ii) any other sensitive or personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a Customer, including, but not limited to: a Customer’s name, address, telephone number, Social Security number, driver’s license or other government identifier, and biometric information; the fact that the Customer has a relationship with Upgrade, Drive-It, or the Dealership; and any other data of or regarding a Customer, the use, access or protection of which is regulated under applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information.

Drive-It shall protect, and shall ensure the Dealerships protect, Confidential Information according to commercially reasonable standards, and in any case no less rigorously than Drive-It and the Dealership, as applicable, protect their own customer’s confidential information. Drive-It shall notify Upgrade of any actual or threatened requirement of law to disclose Confidential Information promptly upon receiving actual knowledge thereof and shall cooperate with the other party’s reasonable lawful efforts to resist, limit or delay disclosure. The foregoing requirement shall not require any notice or other action by Upgrade in connection with requests or demands for Confidential Information by its supervisory examiners or auditors.

Drive-It shall assist and cooperate with, and shall ensure the Dealerships assist and cooperate with, Upgrade in order to respond to any valid consumer rights requests pursuant to applicable law. Drive-It shall not, and shall ensure that any Dealership will not, sell, retain, disclose or use any Customer Information for any purpose other than: (i) with respect to Drive-It, to perform its obligations under this Agreement or (ii) to carry out the transaction for which the Customer Information is disclosed (the “Permitted Purpose”). Neither Drive-It nor any Dealership shall use any Customer Information disclosed by Upgrade to Drive-It, or by Drive-It to a Dealership, in connection with this Agreement for Drive-It’s or the Dealerships’ marketing purposes. From time to time, and to the extent applicable, the Original Seller may contact Customers with whom Upgrade has an “existing business relationship” (as that term is defined in 16 CFR 310 et seq.) for the purposes of servicing and performing tasks necessary to: (i) administer and facilitate Contract termination and (ii) effectuate the disposition of Vehicles.

Upgrade Retail Dealer Agreement – Mega

Dealer further represents and warrants that Drive-It and the Dealerships currently maintain, and will continue to maintain throughout the Term, comprehensive policies for maintaining the privacy and security of any Customer Information they obtain. Drive-It shall maintain, and shall ensure the Dealerships maintain, Customer Information in accordance with applicable privacy laws and implement and maintain such administrative, technical, physical, and organizational safeguards as are appropriate to ensure the security and confidentiality of such information, protect against any anticipated threats or hazards to the security or integrity of such information, and protect against any unauthorized access to or use of such information. Should there be any actual or potential unauthorized release or breach of Customer Information maintained by Drive-It or any Dealership that impacts any systems and processes shared by Drive-It or any Dealership and Upgrade (“Data Breach”), Drive-It agrees that Drive-It or the relevant Dealership (the “Affected Party”) shall immediately provide notice to Upgrade of the same and shall specify the corrective action that was or will be taken. Drive It shall assess, or shall ensure the Affected Party assesses, as applicable, the nature and scope of any Data Breach and specifically identify the Customer Information that has or may have been improperly accessed, released or misused. Drive It shall take, and shall ensure Affected Party takes, as applicable reasonable and appropriate steps to contain and control any Data Breach relating to the Customer Information and assist Upgrade, at Drive-It’s expense, with all reasonably requested steps needed to notify Customers of any such Data Breach and remediate the consequences thereof; provided that any filings, communications, notices, press releases or reports related to any Data Breach that identifies or is capable of identifying Upgrade must be approved in writing by Upgrade prior to any publication or communication thereof.

Upon written request at any time by Upgrade or upon termination of this Agreement, Drive-It shall return or destroy (with certificate of destruction provided by a duly authorized officer of Drive-It) any Confidential Information in Drive-It’s or any Dealerships’ custody, control, or possession.

To the extent any Customer Information constitutes “personal information” as defined under the California Consumer Privacy Act (“CCPA Personal Information”), Drive-It certifies that Drive-It and the Dealerships understand and will comply with the following: Drive-It will not, and will ensure that any Dealership do not (i) “sell” or “share” CCPA Personal Information, as such terms are defined under the CCPA; (ii) retain, use, or disclose any CCPA Personal Information for any purpose other than the Permitted Purpose or outside the business relationship between the parties, unless otherwise permitted by the CCPA; or (iii) combine or update CCPA Personal Information with personal information that Drive-It or any Dealership received from another source or collected from its own interaction with the consumer, unless otherwise permitted by the CCPA.

13.	TERM AND TERMINATION

a.	This Agreement shall become effective upon its execution by all parties hereto and shall continue in full force and effect until terminated by either party. This Agreement may be terminated at any time by either party upon written notice to the other in accordance with Section 15(e) of this Agreement. Termination shall not relieve the parties of their obligations set forth in this Agreement, including any chargeback obligations, as to any Contract purchased by Upgrade from Drive-It pursuant to this Agreement; provided, however, that the terms providing for Dealer participation in Section 2(d) shall be terminated. The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including, without limitation, warranties, confidentiality and nondisclosure requirements) shall survive any such termination of the Agreement.

14.	COOPERATION

To the maximum extent permitted by law, Drive-It agrees: (i) to fully cooperate in any examination of Upgrade that may be requested by any regulator or governmental authority with jurisdiction or other authority over Upgrade; (ii) to provide any information that may be requested by any regulator or governmental authority in connection with its examination or review of Upgrade, including, without limitation, any information or documents in any Dealership’s possession; and (iii) to fully cooperate with such regulator or governmental authority in connection with any such examination or review.

15.	GENERAL

a.	Advertising. Neither Drive-It nor any Dealership shall use any of Upgrade’s trademarks, service marks, trade names, logos or other intellectual property in any advertising placed in any medium without the prior written consent of Upgrade.

Upgrade Retail Dealer Agreement – Mega

b.	Contract Modification. Drive-It’s liability under this Agreement will not be affected by any settlement, extension, forbearance or variation in terms Upgrade may grant in connection with any Contract or by the discharge or release of the obligations of Customer or any other persons thereunder by operation of law or otherwise.

c.	Contract Documentation. Drive-It acknowledges that the documents required and provided in connection with the transactions contemplated by this Agreement have been prepared solely for the purpose of effecting such transactions, and Drive-It and the Dealerships shall not use such documents for any other purpose.

d.	Waiver. No failure or delay by Upgrade to exercise any right or remedy it may have or to require the existence of any condition or to require the performance of any obligation of Drive-It or any Dealership under this Agreement will operate as a waiver, and such right, remedy, obligation or condition shall remain in full force and effect as if such failure or delay had not occurred.

e.	Notices. All required notices under this Agreement shall be sent to the contact information listed in the signature block of each respective party, provided that any notices to a Dealership shall be provided to Drive- It, and Drive-It shall provide subsequent notice to such Dealership:

Notice will be deemed received as follows:

●	If sent by mail or nationally recognized, reputable commercial delivery service: the second business day after the notice is sent or the date the recipient actually receives it.

●	If sent by e-mail: e-mail is transmitted to compatible equipment in the possession of the recipient and confirmation of complete receipt is received by the sending party during normal business hours or on the next business day if not confirmed during normal business hours.

f.	Amendments. This Agreement may only be amended by a separate writing which is dated and executed both by Upgrade and Drive-It or by a separate writing which is forwarded to and received by Drive-It from Upgrade, in which case the amendments contained therein shall be deemed accepted without qualification by Drive-It upon the issuance pursuant to Drive-It’s request of the first credit approval by Upgrade following the receipt of such writing. Under no circumstances may this Section 15(f) be amended.

g.	Assignment. This Agreement, or the benefits of any provision hereof, may be assigned by Upgrade. Drive-It shall not assign this Agreement without the prior written consent of Upgrade. This Agreement shall be binding on and inure to the benefit of the respective heirs, administrators, executors, successors, legal representatives and assigns of each party, it being understood, however, that Drive-It may not assign each of their respective rights or duties hereunder without the prior written consent of Upgrade.

h.	Book Entries; Financial Records. Drive-It shall ensure that each Original Seller shall make appropriate entries on its books, disclosing the sale of Contracts to Drive-It, and Drive-It shall make appropriate entries on its books, disclosing the sale of Contracts to Upgrade. Drive-It and the Original Sellers shall maintain complete and accurate records concerning the sale of each Vehicle covered by a Contract ultimately purchased by Upgrade including, but not limited to, records of all other transactions affecting such Vehicle. Drive-It shall allow and provide access, and shall ensure the Original Sellers allow and provide access, to Upgrade to inspect such books and all other financial records of Drive-It and the Original Sellers at any time.

i.	Severability. In any case in which any provision included in this Agreement is found to be invalid, illegal, or unenforceable, such provision shall be interpreted and enforced as if it had been drawn more narrowly so as to not be invalid, illegal, or unenforceable. If any provision shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, unless the deletion of such provision or provisions would result in such a material change of this Agreement so as to cause completion of the obligations hereunder to be unreasonable.

Upgrade Retail Dealer Agreement – Mega

j.	Governing Law; Jurisdiction and Venue. The interpretation and construction of this Agreement wherever made and executed and wherever to be performed shall be governed by the internal laws of the State of Delaware without regard to any other conflicts or choice-of-law principles. Any litigation arising out of or relating to this Agreement by Upgrade shall be brought and maintained exclusively in the state or federal courts located within New Castle County, Delaware. Any litigation arising out of or relating to this Agreement by Dealer shall be brought and maintained exclusively in the state or federal courts located within New Castle County, Delaware. Each Party hereby waives any defense to proceeding before such courts, including but not limited to lack of personal jurisdiction or an assertion that the venue is improper or otherwise inconvenient.

k.	Entire Agreement. This Agreement, along with any addenda, amendments, schedules, Dealer Communications and Upgrade Reference Materials, encompass the entire agreement of the parties, and supersedes all previous understandings and agreements regarding its subject matter between the parties, whether oral or written.

l.	Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on both parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

m.	Relationship of the Parties. Upgrade and Drive-It expressly agree that in entering into this Agreement, they are acting as independent contractors and that nothing in this Agreement shall be construed to constitute a joint venture, partnership, association or any other agency relationship between Upgrade on the one hand and Drive-It or any Dealership on the other.

n.	Original Seller’s Obligations. With respect to any obligations of any Dealership or Original Seller provided or referenced in this Agreement, Drive-It shall be responsible for ensuring that the Dealership or Original Seller, as applicable, satisfies such obligation.

Upgrade Retail Dealer Agreement – Mega

o.	Jury Trial Waiver.

THE PARTIES HERETO RECOGNIZE AND AGREE THAT ANY CLAIM, DISPUTE OR OTHER CONTROVERSY BETWEEN THE PARTIES UNDER THIS AGREEMENT OR IN ANY WAY ARISING OUT OF OR RELATING TO THE RELATIONSHIP CREATED BY THIS AGREEMENT WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES THAT IT WOULD BE APPROPRIATE TO TRY BEFORE A JUDGE WITHOUT A JURY. THE PARTIES DESIRE TO MINIMIZE THE DELAYS, TIME AND EXPENSE THAT ARE INHERENT IN JURY TRIALS AND TO EXPEDITE THE RESOLUTION OF ANY SUCH CLAIMS, DISPUTES AND CONTROVERSIES. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL IN RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT, OR ANY ADDENDA OR TRANSACTION CONTEMPLATED HEREIN, OR ARISING OUT OF, UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY RELATED DOCUMENT.

This provision is a material inducement for the parties entering into this Agreement.

16.	COMMUNICATIONS

Drive-It expressly consents to Upgrade sending communications and notices, including Upgrade Reference Materials, Dealer Communications, Contract approvals and notice of proposed amendments pursuant to Section 15(g) above, to Drive-It via email or facsimile at the email address(es) or facsimile number(s) associated with Drive-It , and to any email addresses or facsimile numbers Drive-It may acquire in the future. If and when Drive-It acquires additional email addresses or facsimile numbers, Drive-It shall notify Upgrade in writing of such numbers and indicate Drive-It’s or if applicable the Dealership’s consent that Upgrade communicate via such additional email addresses or facsimile numbers.

[Remainder of this page intentionally left blank – signature page(s) to follow]

Upgrade Retail Dealer Agreement – Mega

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized, executed and delivered as of the Effective Date.

UPGRADE, INC.

275 Battery Street, 23rd Floor

San Francisco, CA 94111

Attention: Legal Department

Email: legal@upgrade.com

Signed:	/s/ Scott Raymer
Name:	Scott Raymer
Title:	Senior Vice President, Auto
Date:	October 31, 2024

Due Diligence
Sign off:
Completed:

[Upgrade Signature Page to Retail Dealer Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized, executed and delivered as of the Effective Date.

DRIVEIT FINANCIAL SERVIES, INC.

Address:	915 E. Imperial suite #100 Brea ca 92807

Signed:	/s/ Shawn Hughes
Name:	Shawn Hughes
Title:	CEO
Date:	October 31, 2024
Notice Email:	shawn@driveitfg.com

[Dealer Signature Page to Retail Dealer Agreement]

EXHIBIT A

Dealer Agreement

(see attached)

[Exhibit A to Sale and Assignment Agreement]

EXHIBIT B

Guaranty

(see attached)

[Exhibit B to Sale and Assignment Agreement]

Exhibit A

DEALER AGREEMENT

This Dealer Agreement (this “Dealer Agreement”) is entered into as of _________________________ (the “Effective Date”) between Driveit Financial Services, Inc., a California corporation, with its principal place of business at Henderson, Nevada (“Drive-It”) and the undersigned motor vehicle dealer (“Dealer”) as of the date hereof. This Retail Dealer Agreement describes the rights and obligations between Dealer and Drive-It with respect to the purchase of motor vehicle retail installment sale contracts from Dealer by Drive-It, made on or after the date of this Agreement.

1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings listed below:

a.	“Agreement” means this Retail Dealer Agreement, and all exhibits, schedules, and related documents attached hereto or referenced herein, as amended from time to time pursuant to Section 15(f) (Amendments) below.

b.	“Automatic Clearinghouse” or “ACH” means the automatic deposit to or withdrawal from Dealer’s designated bank account.

c.	“Buyer” or “Customer” means the party or parties who purchase a new or used motor vehicle from and pursuant to a retail installment sales contract with Dealer.

d.	“Contract” means a retail installment sales contract entered into between a Buyer (or Buyers) and Dealer with respect to the purchase of a new or used motor vehicle by such Buyer (or Buyers), including without limitation, all addendums and related documents.

e.	“Contract Price” means such amount as agreed upon by Drive-It and Dealer.

f.	“Dealer” means the undersigned motor vehicle dealer and includes its employees and agents.

g.	“Dealertrack” means the software, website, platform, portal, or other means provided by Dealertrack, Inc. or any of its Affiliates to or for use by Drive-It.

h.	“E-Contract” means a Contract or Supplemental Contract that is executed by electronic means.

i.	“Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, unincorporated association or any other entity.

j.	“Reference Materials” means any guidelines, reference guides, rate sheets or other Dealer reference materials that may be from time to time communicated to Dealer by Drive-It.

k.	“RouteOne” means the software, website, platform, portal, or other means provided by RouteOne, LLC or any of its Affiliates to or for use by Drive-It.

l.	“Supplemental Contract” means any optional ancillary product contract or agreement, including, without limitation, contract for credit insurance, extended warranty/service, Guaranteed Asset Protection (“GAP”), maintenance or any other contract authorized by Drive-It, in each case that a Customer has entered into with respect to a Vehicle or Contract.

m.	“Vehicle” means a new or used motor vehicle that is the subject of a Contract.

Dealer Agreement

2.	SALE AND PURCHASE OF CONTRACTS

Dealer desires to sell Contracts to Drive-It pursuant to the terms and conditions of this Agreement, and Drive- It desires, in its sole discretion, to purchase a subset or all such Contracts offered to Drive-It for purchase from Dealer pursuant to the terms and condition of this Agreement. Notwithstanding anything to the contrary herein, Drive-It is under no obligation to purchase any Contracts at any time and may discontinue doing so at any time in Drive-It’s sole discretion.

a.	Documentation and Offer to Sell. Dealer shall furnish Drive-It with all information and documentation relating to or in connection with each Contract, including, without limitation, all Customer credit information required by Drive-It, the proposed terms of the underlying transaction with respect to such Contract, and any other information as Drive-It shall request. Contingent upon substantiation and/or receipt of the required documentation as further detailed below, Drive-It may relay a credit decision to Dealer, in its sole discretion, via such channel as the parties may agree in writing from time to time (“Dealer Communications”). If Drive- It relays a credit approval for a Contract, Dealer shall (i) procure the required documentation specified by the applicable Reference Materials then in effect or as otherwise directed by Drive-It in the applicable Dealer Communications, and (ii) provide such documentation to Drive-It via a secure channel mutually agreed by the parties. For the avoidance of doubt, required documentation set forth in the foregoing sentence shall include, without limitation, any executed Contracts, Supplemental Contracts, credit union memberization documentation and other executed documents with respect to each Contract, as applicable.

Dealer’s execution of a Contract shall constitute an offer to sell and assign to Drive-It all of Dealer’s right, title and interest in the Contract, the respective Vehicle and any guaranty or other document in connection with such Contract, even if Dealer fails to complete the assignment provision in the Contract or if the assignment provision in the Contract does not properly list Drive-It as the assignee. All Contracts offered for sale to Drive-It shall be executed only on forms previously approved by Drive-It. All executed original paper Contracts and other documentation required by Dealer Communications or Reference Materials must be delivered to Drive-It in person or via overnight delivery (e.g., FedEx, UPS, DHL, or other reputable carrier) within one (1) Business Day of execution. All E-Contracts must be executed by Dealer and Customers using an electronic contracting system approved in writing by Drive-It. Dealer shall not retain any duplicate originals of any Contract sold to Drive-It, or any authoritative copy of such E-Contract.

b.	Drive-It’s Acceptance and Payment. If documentation satisfactory to Drive-It is received within one (1) Business Day of Dealer’s receipt of the Contract approval, Drive-It will pay to Dealer the Contract Price (defined in Section 2(c) below) via ACH or via such other method and timing mutually agreed by the parties in writing, provided, however, that Drive-It shall be entitled to: (1) in lieu of payment via ACH or any other method, issue a joint check payable to Dealer and any third party who either holds a security interest in the inventory assets of Dealer or who sold the Vehicle to Dealer; and (2) reject any offer to sell and/or assign a Contract or a component of a Contract such as a related Supplemental Contract, including, without limitation, Contracts for which Dealer has provided all necessary documentation to Drive-It, prior to payment of the Contract Price. All of Dealer’s rights, title and interest to the Contract, in the Vehicle, and in any guaranty or other document executed in connection with the Contract, and all proceeds thereof, shall pass to Drive-It at time of payment of the Contract Price, even if Dealer fails to complete the assignment provision in the Contract or if the assignment provision in the Contract does not properly list Drive-It as the assignee.

Dealer Agreement

c.	Authorized Assignment of Contract. Transmittal of a Contract to Drive-It shall be conclusive proof that the Person executing the assignment instrument on behalf of Dealer had full power and authority to do so. Failure of Dealer to object to any purchase of a Contract pursuant to the terms and condition set forth above within 5 calendar days of payment of the relevant Contract Price by Drive-It shall be conclusive proof that the assignment of such Contract and related transactions were authorized and approved by Dealer. Any objection by Dealer to the assignment of a Contract within such 5 calendar day period shall be accompanied by tender of the full amount of the Contract Price paid by Drive-It for such Contract to Drive-It in order to be effective. Absent a timely and effective objection, Dealer shall deliver such assignment in a form reasonably acceptable to Drive-It not later than 5 calendar days of the relevant Contract Price by Drive-It. Dealer hereby grants Drive-It a power of attorney to complete such assignment in the name and on behalf of Dealer in the event that Dealer fails to deliver such assignment within such 5 calendar day period.

3.	SUPPLEMENTAL CONTRACTS

Dealer may include the sale of a Supplemental Contract to the Customer with respect to the Vehicle or Contract as part of the Contract, subject to the requirements and conditions set forth by Drive-It in this Section 3 (Supplemental Contracts) and in the Reference Materials, in which case, all references to Contract herein shall also include such Supplemental Contract unless where expressly stated otherwise. Dealer agrees to cancel any Supplemental Contract upon Drive-It’s or Customer’s request, and if the total amount due from the Customer for the purchase of such Supplemental Contract (the “Supplemental Contract Price”) or any portion of such amount is amortized in connection with the Contract, to remit or take all necessary actions to ensure that the administrator, underwriter or insurer with respect to such Supplemental Contract remits, the pro-rata amount corresponding to the remaining period of the service term for such Supplemental Contract as of the cancellation date of such Supplemental Contract (the “Unearned Premium”) or any refund of all or any portion of the Supplemental Contract Price to Drive- It or as Drive-It may otherwise direct and as required by applicable law, within 15 calendar days of cancellation of such Supplemental Contract (or any shorter period as may be required by applicable law). Notwithstanding the foregoing, in those situations where Drive-It advances and pays the Customer a refund of any Unearned Premium, Dealer shall reimburse Drive-It for such refunds within 30 days of request by Drive-It. Obligations to make refunds or other remittances relating to Supplemental Products must be assumed by the purchaser in a sale of all or substantially all assets of Dealer.

a.	Credit Insurance and Mechanical Protection Products. Drive-It, in its sole discretion, may choose to accept as a Supplemental Contract a Customer’s purchase of third party products, including, but not limited to, credit life or disability policies, service contracts or mechanical breakdown protection products covering the Vehicle or the amounts due and owing under the applicable Contract, whether or not such product constitutes insurance and whether or not such product is bundled with another product covering the Vehicle or amounts due under the Contract (each such product or service a “Supplemental Product”), provided that Dealer makes all required disclosures to Customer in compliance with applicable law and if applicable, instructions provided by Drive-It in Dealer Communication, properly itemizes any such amount financed and complies with applicable law with respect to such Supplemental Contract. Dealer, as of each day that the Supplemental Product that is the subject of the Supplemental Contract is sold to the Customer, represents to Drive-It that (1) Dealer is the duly authorized agent of the provider of the product or service that is the subject of such Supplemental Contract being sold (the “Product Provider”), (2) to the best of Dealer’s knowledge, the Product Provider has sufficient claims-paying ability to honor the obligations it has undertaken with respect to the products it offers, including, without limitation, the Supplemental Products and (3) Dealer, at all times, will remain responsible to Customer with respect to its sale of Supplemental Contracts for the Product Provider.

b.	GAP Products. Drive-It, in its sole discretion, may choose to accept as a Supplemental Contract a Customer’s purchase of any guaranteed asset or auto protection product, debt cancellation or debt waiver contracts or equivalent product (“GAP Product”) sold by Dealer on behalf of itself or as an agent of a Product Provider, as applicable (whether or not such GAP Product is bundled with another Supplemental Contract), and the GAP Product form executed with respect to the sale of such GAP Product shall comply with all applicable laws. Dealer, as of each day that the GAP Product that is the subject of the Supplemental Contract is sold to the Customer, represents to Drive-It that (1) such Dealer is the duly authorized agent of the Product Provider, (2) to the best of Dealer’s knowledge, the Product Provider has sufficient claims-paying ability to honor the obligations it has undertaken with respect to the GAP Product it offers, and (3) Dealer, at all times, will remain responsible to Customer for agent’s obligations with respect to its sale of the GAP Product for the Product Provider.

Dealer Agreement

4.	INSURANCE

Dealer will provide Drive-It with written evidence of physical damage and liability insurance with a maximum deductible of one thousand dollars covering each Vehicle at least in the amount required by the relevant Contract and the Reference Materials in effect at the time the Contract is purchased by Drive-It, which insurance policy shall name Drive-It or Drive-It’s designee as a loss payee. If such written evidence is not provided by Dealer to Drive-It, in addition to any other rights and remedies of Drive-It under this Agreement, Dealer will be responsible for any loss to Drive-It that would have been covered by such insurance had it been procured.

5.	POWER OF ATTORNEY

Dealer hereby irrevocably constitutes and appoints Drive-It (and all officers, employees or agents designated by Drive-It), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Drive-It’s own name, from time to time in Drive-It’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, hereby grants to Drive-It the power and right, on its behalf, without notice to or assent by it, to do the following: (a) exercise all rights and privileges of Dealer under any Contract purchased by Drive-It pursuant to this Agreement; (b) to endorse any and all promissory notes evidencing any obligations under any such Contract; (c) to execute the assignment of security agreement or other collateral instrument securing any such Contract; (d) to execute or complete any of the documents or instruments which the undersigned is required to execute and/or deliver to Drive- It under the Agreement, including any assignment of any such Contract; (e) to file, prosecute or defend any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Drive-It for the purpose of enforcing the rights, and collecting any and all moneys due, under any such Contract; and (f) to execute any and all other documents or instruments and to do at any time or from time to time all acts and other things that Drive-It, at its option, reasonably deems necessary or advisable to accomplish the purposes of the Agreement and the assignment of each such Contract, giving and granting unto Drive- It, as said attorney, full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in connection therewith, to all intents and purposes, as it might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Drive-It, as said attorney or its substitute shall lawfully do or cause to be done by virtue hereof. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Dealer unless and until (i) all of Dealer’s obligations under this Agreement have been satisfied, and (ii) all Contracts which have been purchased by Drive-It pursuant to this Agreement have been fully paid off, provided that Dealer delivers prior notice to Drive-It of the date on which this Power of Attorney shall be revoked.

Drive-It shall have the authority to delegate any or all of the powers granted in this Power of Attorney to one or more individuals as it sees fit. Any acts performed by a delegate under this authority shall have the same legal effect as if performed by Drive-It directly. Drive-It shall retain full responsibility for the actions of any delegate and is encouraged to utilize the assistance of others to carry out the duties and responsibilities assigned herein.

6.	DEALER’S GENERAL REPRESENTATIONS, WARRANTIES, AND COVENANTS

As of (i) the Effective Date, (ii) each day that a Contract is sold to a Customer, and (ii) each date such Contract is purchased by Drive-It, or such other date as is expressly stated below, Dealer represents and warrants that:

a.	Dealer, is in good standing in the jurisdiction of its formation and, to the extent required, has obtained all necessary resolutions and/or ratifications in connection with this Agreement and the execution of Contracts and any Supplemental Contracts. This Agreement is a valid and binding agreement of Dealer.

Dealer Agreement

b.	On each day that Dealer enters into a Contract, Dealer is duly licensed and authorized to enter into such Contract in the state(s) and applicable jurisdiction(s) the laws of which govern the Contract, where the provisions of the Contract are negotiated, where the Contract or Supplemental Contract is executed, and where the Vehicle is or will be delivered.

c.	If Dealer conducts business under a fictitious trade name or trade style, Dealer has complied and shall comply with all applicable laws relating to doing business under a fictitious trade name or trade style.

d.	Dealer shall not, at any time, represent that it is the agent of Drive-It.

e.	Dealer is in compliance with, and will comply with, all applicable federal and state fair credit and non-discrimination laws, including, without limitation, those regarding national origin, sex, marital status, age (provided Customer has capacity to enter into a binding contract), the fact that all or part of Customer’s income derives from a public assistance program, the fact that Customer has, in good faith, exercised any right under the federal Consumer Credit Protection Act or any other basis prohibited by applicable law when offering or promoting the motor vehicle retail installment sales contracts.

i	The Equal Credit Opportunity Act (“ECOA”) prohibits discrimination in the granting of credit and further states that the applicants for credit shall not be discriminated against because of the person’s race, color, religion, national origin, sex, marital status, or age (provided that such applicant has the capacity to enter into a binding contract), the fact that all or part of such applicant’s income derives from any public assistance program, or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act. In addition, ECOA contains rules as to creditor requirements for co-makers or co-applicants on extensions of credit. ECOA also applies to all persons who regularly refer credit applicants or prospective credit applicants.

ii	Dealer shall operate in a manner that complies with ECOA and its enacting regulations. State law may also apply to credit products and expand the definition of classes to include, among other things, a person’s sexual orientation, and Dealer shall comply with such laws as well. To help ensure compliance with ECOA, Dealer shall comply with the requirements of ECOA and any regulations, policy statements, and guidance promulgated or announced by federal or state agencies, including the Federal Trade Commission, Consumer Financial Protection Bureau, concerning compliance with ECOA or other fair lending requirements. Dealer shall not discriminate against consumers with respect to this Agreement in any unlawful or impermissible way, or on any “prohibited basis” described by ECOA or Regulation B thereunder, including discouraging a consumer from applying for a motor vehicle retail installment sales contract, or not equally promoting the motor vehicle retail installment sales contract on any such prohibited basis, or failing to offer participation in this Agreement to any consumer on any prohibited basis.

f.	Dealer is in compliance with, and will comply with, all applicable requirements of federal, state and local laws, rules and regulations, and other regulatory guidance governing the Contract, the underlying transactions, and the performance of Dealer’s obligations contemplated hereunder, including, but not limited to, by way of example only, the following: the federal Truth in Lending Act and Regulation Z, Equal Credit Opportunity Act and Regulation B, Federal Trade Commission Act, Fair Credit Reporting Act (“FCRA”), Gramm-Leach-Bliley Act, Telephone Consumer Protection Act, and USA Patriot Act (“Patriot Act”), and other fair lending and consumer protection, and privacy and data protection federal and state laws and regulations, as well as any and all rules applicable to advertising the Vehicle, the negotiation and execution of the Contract and the identification of the Customer(s), including but not limited to, any Unfair, Deceptive and Abusive Acts and Practices (“UDAAP”).

Dealer Agreement

g.	Dealer shall follow and be bound by all terms of the Reference Materials and any Dealer Communications, which may be amended from time to time at the sole discretion of Drive-It, upon notice to Dealer, and Dealer shall execute all related documents required by Drive-It.

h.	Dealer has entered into or will enter into an agreement with an approved electronic contracting provider, and has performed and will take and perform, its obligations with respect to E-Contracts under an agreement with each approved electronic contracting provider and shall comply with that provider’s use policies and terms of service.

7.	DEALER’S REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO EACH CONTRACT

As to each Contract originated by Dealer and sold to Drive-It pursuant to this Agreement, Dealer represents, warrants, and covenants as of the date such Contract is purchased by Drive-It as follows:

a.	The Contract constitutes the Customer’s valid and binding agreement which has been duly authorized and executed by the Customer, who is a bona fide Person, and whose identity has been confirmed by Dealer prior to execution.

b.	The Contract has been duly executed by Dealer and the Customer on the premises of Dealer and in the presence of an authorized Dealer employee or if permitted under state law, at a location other than Dealer’s premises in the presence of an authorized Dealer employee or delivery agent, in compliance with all applicable laws.

c.	The Contract has been negotiated and executed in compliance with all applicable requirements of federal, state and local laws, rules and regulations, and other regulatory guidance governing the Contract and the underlying transactions and Dealer has retained all required documentation relating to the Contract.

d.	Each document executed in connection with the Contract giving rights to Dealer has been duly authorized and executed by each party thereto and constitutes each such party’s valid and binding agreement.

e.	Neither Dealer, nor any of its employees or agents have made any oral or written promise, affirmation, warranty or representation to the Customer that is not contained in the Contract.

f.	Dealer has properly completed the Contract and all other documents required for assignment of the Contract to Drive-It and will deliver all documents with respect to any Contract in accordance with the Reference Materials. The Contract is valid and enforceable according to its terms, accurately describes the Vehicle and evidences a bona fide sale of the Vehicle. Dealer has not fraudulently induced the Customer to enter the Contract.

g.	Dealer has made all disclosures required by all applicable laws in connection with the Vehicle and Contract including, but not limited to, (i) disclosures required in any advertisement of the terms of the Contract and any related purchase order, (ii) disclosures related to prior damage to the Vehicle, including, but not limited to, flood damages, and (iii) for E-Contracts, any disclosures required by the Electronic Signatures in Global and National Commerce Act (“ESIGN”), and the Uniform Electronic Transactions Act (“UETA”), and has not applied charges to Customer in excess or violation of applicable law. A completely filled-in copy of the executed Contract was provided to the Customer at the time the Contract was signed by the parties thereto.

h.	Dealer has accurately disclosed any cash down payment, deferred down payment, or trade-in allowance to the Customer.

Dealer Agreement

i.	The Vehicle’s true mileage is known by Dealer and is the same as described in the Contract, and the Vehicle is not subject to a branded title and has not been repurchased by the manufacturer or any prior seller as a result of a lemon law claim, settlement or action.

j.	No broker was involved in any transaction related to the Contract unless the identity of such broker has been disclosed to Drive-It.

k.	The conduct of Dealer in negotiating the Contract will not subject Drive-It to suit or administrative proceeding under any local, state or federal law, rule or regulation.

l.	The Customer will have no defense, offset or counterclaim as to the enforcement of the Contract arising out of any misrepresentation or failure to disclose on the part of Dealer or any of its agents or employees.

m.	The Contract is not in default and shall not be in default at the time Drive-It becomes obligated to pay the Contract Price for the Contract, and Dealer is not aware of any intention by the Customer to breach any term of the Contract.

n.	The Contract is valid, enforceable and collectible, irrespective of whether Dealer knew or had any reason to know of any facts that could adversely affect its validity, enforceability or collectability.

o.	Dealer acknowledges and agrees that Drive-It shall not be responsible with respect to a Contract for any event, claims, or encumbrances that occurred or arose prior to Drive-It’s purchase or funding of such Contract.

p.	The Vehicle delivered to the Customer, together with all accessories, packages, and options is the same Vehicle described in the Contract, including all accessories, packages, and options. At the time of delivery to the Customer, the Vehicle complies with all applicable federal, state and local laws, rules and regulations, including, without limitation, those pertaining to warranty, safety and the like.

q.	Drive-It shall have a first priority security interest in the Vehicle identified in the Contract as of the date of the sale to Drive-It, superior to all other security interests, liens or encumbrances, and Dealer has not done, and will not do, anything that would adversely affect Drive-It’s security interest in the Vehicle.

r.	Dealer has accurately calculated and disclosed all federal, state, and local taxes and fees due in connection with any Contract, and shall promptly pay all such amounts to the appropriate authorities.

s.	Dealer shall submit all forms, applications, and documents necessary to obtain and perfect the certificate of title, license and registration of the Vehicle, properly reflecting the Customer’s name(s) and Drive-It’s first priority security interest in the Vehicle identified in the Contract, within the timeframe required by the applicable law, but not more than 15 days of the execution of the Contract and receive verification of the perfected title within 60 days of the executed Contract..

t.	Dealer has furnished Drive-It all credit information and other requested Customer information or documents received by Dealer with respect to the Customer and such information is true, complete and accurate.

u.	The Vehicle is accurately described in the credit application and in the Contract, conforms to all applicable regulatory requirements, and is not a salvage vehicle, a vehicle not originally sold in the United States nor originally sold through factory-authorized distributors (i.e., a “gray market” vehicle), is not known to have unibody frame damage, and is not otherwise excluded from eligibility as specified in the Reference Materials or Dealer Communications.

Dealer Agreement

v.	Dealer has not sold the Customer any additional product(s) subject to a Supplemental Contract that are financed on a Contract unless approved by Drive-It and properly executed by the Customer and Dealer.

w.	The Customer identified in the Contract will be the primary user of the Vehicle and will be the party who makes payments under the Contract. The Contract is not the result of a Straw Purchase, and the Customer is not a Straw Party to the transaction. The term “Straw Purchase” means a transaction in which the Customer who purchases or leases the Vehicle is not the person for whom the Vehicle is intended, or who will drive or make payments on the Vehicle; and the term “Straw Party” means a person who executes a Contract to effect a Straw Purchase by using his or her name, credit and employment history, or insurance record to purchase a Vehicle for a third party.

x.	Dealer will furnish to all applicable Customers the document “IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT” as required under the Patriot Act and, if applicable, a risk-based pricing notice or credit score disclosure notice as required under the FCRA prior to execution of the Contract.

y.	Dealer has not made any charge, including documentary or processing charges, which Dealer does not make in a cash transaction, other than amounts disclosed as finance charges, insurance and filing fees, or other costs paid to public officials to perfect a security interest in the Vehicle.

8.	DEALER LIABILITY TO AND INDEMNIFICATION OF DRIVE-IT

Dealer (together the “Indemnifying Person”), agrees to indemnify, defend (at Dealer’s sole expense and with counsel reasonably acceptable to Drive-It), and hold harmless Drive-It, its employees, agents, officers, directors, shareholders, partners, representatives, successors and assigns (together the “Indemnified Persons”) from and against any and all claims, actions, suits, judgments, hearings, settlements, charges, demands, penalties, fines, injunctions, investigations, litigation, proceedings, administrative charges, costs, expenses, damages, losses and liabilities of any kind whatsoever, including, but not limited to, attorney’s fees and related costs of litigation (collectively, “Losses”), directly or indirectly arising out of, connected with, or in any manner relating to (i) any Indemnifying Person’s breach of any provision, obligation, covenant, representation or warranty in this Agreement (including, without limitation, the Reference Materials and Dealer Communications), or relating to any Vehicle, Contract, assignment of Contract, (ii) any dispute or contention (including without limitation between an Indemnifying Person and Customer) for breach of warranty, rescission, fraud, damages or other claims asserted under the Federal Trade Commission Trade Regulation Rule commonly known as the Holder Rule (16 C.F.R. § 433) or other applicable laws, rules or regulations, or any failure to comply with applicable laws, rules or regulations, (iii) negligence, recklessness, fraud, error (whether negligent or not), omission or misconduct of any Indemnifying Person, (iv) any voluntary or involuntary bankruptcy or insolvency proceeding by or against any Indemnifying Person, or (iv) the failure of a vendor of a Supplemental Contract to honor or perform its obligations under such agreements; provided, that Dealer shall have no obligations or liability under this Section to the extent that a Loss results solely from the gross negligence or willful misconduct of an Indemnified Person. Dealer’s obligations under this Section shall survive the termination of this Agreement.

9.	REPURCHASE OF CONTRACTS

Dealer shall repurchase any assigned Contract in accordance with Sections 10 and 11 hereof upon oral or written notice by Drive-It to repurchase such assigned Contract if:

a.	Drive-It determines there is a breach or alleged breach of any of Dealer’s representations and warranties with respect to the Contract, the Vehicle or the Contract assignment;

b.	Dealer fails to perform any of its obligations under this Agreement;

c.	The Customer refuses to make payment on the Contract based in whole or in part upon assertion of a claim or defense against, or arising from, the alleged acts or omissions of, Dealer; or

Dealer Agreement

d.	The Customer attempts to rescind the Contract or the Contract is rescinded by operation of law or otherwise; or

e.	The Customer fails to pay the first payment due under the relevant Contract (not including payment at Contract inception) when it is due.

Drive-It has no duty to repossess the Vehicle or return the Vehicle to Dealer as a condition precedent to the repurchase of a Contract by Dealer, or share with Dealer any information related to the status of the Customer’s account or the location of the Vehicle.

Should Section 9(a) be triggered due to any discrepancy between the Vehicle, its accessories, packages, or options as described in the Contract and their actual state at the time of repossession or when Drive-It becomes aware, resulting in a disparity between the value of the Vehicle at the time of sale and its actual value at the time of repossession, Drive-It may, at its sole discretion, elect to require Dealer to pay Drive-It the difference in value instead of demanding repurchase of the Vehicle.

10.	REPURCHASE PRICE

If Dealer is required to repurchase a Contract, Dealer shall pay to Drive-It the following amount within 10 calendar days of demand by Drive-It (the “Repurchase Price”):

a.	The amount then owed by the Customer under the Contract, which amount shall equal the unpaid principal balance, plus any accrued but unpaid interest through the date of payment by Dealer of the Repurchase Price;

b.	All losses and expenses incurred by Drive-It as a result of Dealer’s breach or failure to perform;

c.	Any collection or repossession expenses incurred by Drive-It, including any attorney’s fees and expenses incurred in connection with a Contract to be repurchased by Dealer; and

d.	Any Dealer Reserve or Flat Fee amount paid to Dealer by Drive-It with respect to the Contract.

Upon receipt of the Repurchase Price, Drive-It’s interest in the Contract and related Vehicle shall be sold and transferred to Dealer “AS-IS”, “WHERE-IS” without any recourse, representation or warranty whatsoever as to condition, fitness for a particular purpose, merchantability or other warranty, express or implied. Until the Repurchase Price has been received by Drive-It, Dealer shall not have any right, title or interest in either the Contract or the Vehicle.

If, however, after demand for repurchase but prior to payment, Dealer shall be deemed to have acquired an interest in a Contract or Vehicle giving Dealer title or the right to force Drive-It to deliver title thereto, then Drive-It shall have a security interest therein under the Uniform Commercial Code as security for the performance by Dealer of its obligations, and Drive-It and Dealer shall have the respective rights, remedies and obligations of a creditor and debtor. Dealer will cooperate with Drive-It in perfecting such security interest. Dealer shall remain liable for any deficiency following disposition of the Vehicle.

If Dealer is required to repurchase a Contract pursuant to this Agreement, Dealer shall be responsible for taking all necessary steps to effect the transfer of legal title in the Vehicle (or the lien thereon) from Drive-It to Dealer and shall indemnify and hold Drive-It harmless from any and all liability or damages which may be incurred by Drive- It as a result of Dealer’s failure to properly transfer legal title to the Vehicle. The right of Drive-It to require repurchase of a Contract and the related Vehicle shall be in addition to the right of Drive-It to recover damages suffered, as well as fees and costs incurred, by Drive-It as a result of the breach by Dealer of any of Dealer’s obligations, warranties or covenants hereunder.

Dealer Agreement

11.	NET OFFSET

Dealer agrees that Drive-It may deduct from any funds that it may owe to Dealer, and apply such funds to reduce the balance of any amounts due to Drive-It from Dealer under this Agreement. This includes, but is not limited to, offsetting the Contract Price of Contracts purchased by Drive-It pursuant to this Agreement.

12.	CONFIDENTIALITY; PRIVACY

Dealer represents and warrants that it has implemented and presently maintain safeguards designed to ensure the security and confidentiality of Customer Information and Confidential Information (each as defined below) prior to commencement of or during the Term of this Agreement.. “Confidential Information” shall mean this Agreement and all data, trade secrets, business information of any kind, whatsoever party discloses, in writing, orally, visually or in any other medium, to the other party, and includes Customer Information. “Customer Information” is (i) information that meets the definition of non-public personally identifiable information as defined in Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations and (ii) any other sensitive or personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a Customer, including, but not limited to: a Customer’s name, address, telephone number, Social Security number, driver’s license or other government identifier, and biometric information; the fact that the Customer has a relationship with Drive-It or Dealer; and any other data of or regarding a Customer, the use, access or protection of which is regulated under applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information

Dealer agrees to protect Confidential Information, and Dealer shall take all necessary actions to protect Confidential Information, according to commercially reasonable standards, and in any case no less rigorously than it protects its own customer’s confidential information. Dealer shall notify Drive-It of any actual or threatened requirement of law to disclose Confidential Information promptly upon receiving actual knowledge thereof and shall cooperate with the other party’s reasonable lawful efforts to resist, limit or delay disclosure. The foregoing requirement shall not require any notice or other action by Drive-It in connection with requests or demands for Confidential Information by its supervisory examiners or auditors.

Dealer further agrees to assist and cooperate with Drive-It in order to respond to any valid consumer rights requests pursuant to applicable law. Dealer shall not sell, retain, disclose or use any Customer Information for any purpose other than: (i) to perform its obligations under this Agreement or (ii) to carry out the transaction for which the Customer Information is shared. Dealer shall not use any Customer Information disclosed by Drive-It to Dealer in connection with this Agreement for Dealer’s marketing purposes. From time to time, and to the extent applicable, Dealer may contact Customers with whom Drive-It has an “existing business relationship” (as that term is defined in 16 CFR 310 et seq.) for the purposes of servicing and performing tasks necessary to: (i) administer and facilitate Contract termination and (ii) effectuate the disposition of Vehicles. Dealer agrees to assist and cooperate with Drive- It in order to respond to any valid consumer rights requests pursuant to applicable law.

Dealer further represents and warrants that it has and will maintain comprehensive policies for maintaining the privacy and security of any Customer Information it obtains. Dealer shall maintain Customer Information in accordance with applicable privacy laws and implement such administrative, technical, physical, and organizational safeguards as are appropriate to ensure the security and confidentiality of such information, protect against any anticipated threats or hazards to the security or integrity of such information, and protect against any unauthorized access to or use of such information. Should there be any actual or potential unauthorized release or breach of Customer Information maintained by Dealer that impacts any systems and processes shared by Dealer and Drive-It (“Data Breach”), Dealer agrees to immediately provide notice to Drive-It of the same and shall specify the corrective action that was or will be taken. Dealer shall assess the nature and scope of any Data Breach and specifically identify the Customer Information that has or may have been improperly accessed, released or misused. Dealer shall take reasonable and appropriate steps to contain and control any Data Breach relating to the Customer Information and assist Drive-It, at Dealer’s expense, with all reasonably requested steps needed to notify Customers of any such Data Breach and remediate the consequences thereof.

Dealer Agreement

Upon written request at any time by Drive-It or upon termination of this Agreement, Dealer shall return or destroy (with certificate of destruction provided by a duly authorized officer of Vendor) any Confidential Information in Dealer’s custody, control, or possession.

13.	TERM AND TERMINATION

This Agreement shall become effective upon its execution by all parties hereto and shall continue in full force and effect until terminated by either party. This Agreement may be terminated at any time by either party upon written notice to the other in accordance with Section 15(e) of this Agreement. Termination shall not relieve the parties of their obligations set forth in this Agreement, including any chargeback obligations, as to any Contract purchased by Drive-It from Dealer pursuant to this Agreement; provided, however, that the terms providing for Dealer participation in Section 2(d) shall be terminated. The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including, without limitation, warranties, confidentiality and nondisclosure requirements) shall survive any such termination of the Agreement.

14.	COOPERATION

To the maximum extent permitted by law, Dealer agrees (i) to fully cooperate in any examination of Drive- It that may be requested by any regulator or governmental authority with jurisdiction or other authority over Drive-It; (ii) to provide any information that may be requested by any regulator or governmental authority in connection with its examination or review of Drive-It; and (iii) to fully cooperate with such regulator or governmental authority in connection with any such examination or review.

15.	GENERAL

a.	Advertising. Dealer shall not use any of Drive-It’s trademarks, service marks, trade names, logos or other intellectual property in any advertising placed in any medium without the prior written consent of Drive-It.

b.	Contract Modification. Dealer’s liability under this Agreement will not be affected by any settlement, extension, forbearance or variation in terms Drive-It may grant in connection with any Contract or by the discharge or release of the obligations of Customer or any other persons thereunder by operation of law or otherwise.

c.	Contract Documentation. Dealer acknowledges that the documents required and provided in connection with the transactions contemplated by this Agreement have been prepared solely for the purpose of effecting such transactions, and Dealer shall not use such documents for any other purpose.

d.	Waiver. No failure or delay by Drive-It to exercise any right or remedy it may have or to require the existence of any condition or to require the performance of any obligation of Dealer under this Agreement will operate as a waiver, and such right, remedy, obligation or condition shall remain in full force and effect as if such failure or delay had not occurred.

e.	Notices. All required notices under this Agreement shall be sent to the contact information listed in the signature block of each respective party.

Notice will be deemed received as follows:

●	If sent by mail or nationally recognized, reputable commercial delivery service: the second business day after the notice is sent or the date the recipient actually receives it.

Dealer Agreement

●	If sent by e-mail: e-mail is transmitted to compatible equipment in the possession of the recipient and confirmation of complete receipt is received by the sending party during normal business hours or on the next business day if not confirmed during normal business hours.

f.	Amendments. This Agreement may only be amended by a separate writing which is dated and executed both by Drive-It and Dealer or by a separate writing which is forwarded to and received by Dealer from Drive-It, in which case the amendments contained therein shall be deemed accepted without qualification by Dealer upon the issuance pursuant to Dealer’s request of the first credit approval by Drive-It following the receipt of such writing. Under no circumstances may this Section 15(f) be amended.

g.	Assignment. This Agreement, or the benefits of any provision hereof, may be assigned by Drive-It. Dealer shall not assign this Agreement without the prior written consent of Drive-It. This Agreement shall be binding on and inure to the benefit of the respective heirs, administrators, executors, successors, legal representatives and assigns of each party, it being understood, however, that Dealer may not assign each of their respective rights or duties hereunder without the prior written consent of Drive-It.

h.	Book Entries; Financial Records. Dealer agrees to make appropriate entries on its books disclosing the sale of Contracts to Drive-It. Dealer agrees to maintain complete and accurate records concerning the sale of each Vehicle covered by a Contract purchased by Drive-It including, but not limited to, records of all other transactions affecting such Vehicle. Dealer agrees to allow Drive-It to inspect such books and all other financial records of Dealer at any time.

i.	Severability. In any case in which any provision included in this Agreement is found to be invalid, illegal, or unenforceable, such provision shall be interpreted and enforced as if it had been drawn more narrowly so as to not be invalid, illegal, or unenforceable. If any provision shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, unless the deletion of such provision or provisions would result in such a material change of this Agreement so as to cause completion of the obligations hereunder to be unreasonable.

j.	Governing Law; Jurisdiction and Venue. The interpretation and construction of this Agreement wherever made and executed and wherever to be performed shall be governed by the internal laws of the State of Delaware without regard to any other conflicts or choice-of-law principles. Any litigation arising out of or relating to this Agreement by Drive-It shall be brought and maintained exclusively in the state or federal courts located within New Castle County, Delaware. Any litigation arising out of or relating to this Agreement by Dealer shall be brought and maintained exclusively in the state or federal courts located within New Castle County, Delaware. Each Party hereby waives any defense to proceeding before such courts, including but not limited to lack of personal jurisdiction or an assertion that the venue is improper or otherwise inconvenient.

k.	Entire Agreement. This Agreement, along with any addenda, amendments, schedules, Dealer Communications and Reference Materials, encompass the entire agreement of the parties, and supersedes all previous understandings and agreements regarding its subject matter between the parties, whether oral or written.

Dealer Agreement

l.	Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on both parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

m.	Relationship of the Parties. Drive-It and Dealer expressly agree that in entering into this Agreement, they are acting as independent contractors and that nothing in this Agreement shall be construed to constitute a joint venture, partnership, association or any other agency relationship between Drive-It and Dealer.

n.	Jury Trial Waiver.

THE PARTIES HERETO RECOGNIZE AND AGREE THAT ANY CLAIM, DISPUTE OR OTHER CONTROVERSY BETWEEN THE PARTIES UNDER THIS AGREEMENT OR IN ANY WAY ARISING OUT OF OR RELATING TO THE RELATIONSHIP CREATED BY THIS AGREEMENT WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES THAT IT WOULD BE APPROPRIATE TO TRY BEFORE A JUDGE WITHOUT A JURY. THE PARTIES DESIRE TO MINIMIZE THE DELAYS, TIME AND EXPENSE THAT ARE INHERENT IN JURY TRIALS AND TO EXPEDITE THE RESOLUTION OF ANY SUCH CLAIMS, DISPUTES AND CONTROVERSIES. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL IN RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT, OR ANY ADDENDA OR TRANSACTION CONTEMPLATED HEREIN, OR ARISING OUT OF, UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY RELATED DOCUMENT.

This provision is a material inducement for the parties entering into this Agreement.

16.	COMMUNICATIONS

Dealer expressly consents to Drive-It sending communications and notices, including Drive-It Reference Materials, Dealer Communications, Contract approvals and notice of proposed amendments pursuant to Section 15(g) above, to Dealer via email or facsimile at the email address(es) or facsimile number(s) associated with such Dealer, and to any email addresses or facsimile numbers Dealer or an Affiliated Dealership may acquire in the future. If and when Dealer acquires additional email addresses or facsimile numbers, Dealer shall notify Drive-It in writing of such numbers and indicate Dealer’s consent that Drive-It communicate via such additional email addresses or facsimile numbers.

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Dealer Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized, executed and delivered as of the Effective Date.

DRIVEIT FINANCIAL SERVICES, INC.

Signed:

Name:

Title:

Date:

[Drive-It Signature Page to Dealer Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized, executed and delivered as of the Effective Date.

[   ]

Address:

Signed:

Name:

Title:

Date:

Notice E-mail:

[Dealer Signature Page to Dealer Agreement]

Exhibit B

GUARANTY

This Guaranty, dated _______________, is from______________________ (hereinafter referred to as “Dealer Principal” or “Guarantor”), whose address is ______________________________ (“Guarantor’s Address”), to Driveit Financial Services, Inc., a California corporation (“Drive-It”), whose address is _____________________________ (“Drive-It’s Address”).

[formal dealer name], a [state and entity type] (“Dealer”) concurrently herewith is entering into (or has entered into a Dealer Agreement dated as of _________________, _____), pursuant to which Dealer has and will offer to sell retail installment sale contracts for the purchase of motor vehicles (“RISC”) and Drive-It has and will purchase RISC pursuant to the terms of said Agreement.

Drive-It will not enter into or continue to purchase RISC pursuant to the Dealer Agreement unless Guarantor guarantees payment of all sums owing to Drive-It thereunder and performance of all terms thereof by Dealer, and Dealer has requested Guarantor to execute this Guaranty.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, receipt of which is hereby acknowledged, and to induce Drive-It to enter into the Dealer Agreement and to purchase RISC from Dealer, Guarantor hereby covenants and agrees with Drive-It as follows:

1. Definitions. All capitalized terms used herein shall have the meaning defined in the Dealer Agreement.

2. Guaranty. Guarantor absolutely, irrevocably and unconditionally guarantees to Drive- It (a) the due and punctual payment of all sums becoming due and payable to Drive-It under the Dealer Agreement as and when they shall become due and payable whether by lapse of time, by acceleration of maturity or otherwise, and (b) the performance of the obligations of Dealer thereunder. This is a guaranty of performance and payment, and not of collection.

3. Representations and Warranties. Guarantor represents and warrants to Drive-It that (a) Guarantor has received copies of the Dealer Agreement and is familiar with and fully understands all of its terms and conditions; (b) Drive-It has not made any representations or warranties to Guarantor regarding the creditworthiness of Dealer or the prospects of repayment from sources other than Dealer; (c) this Guaranty is executed at the request of Dealer; and (d) Guarantor has established adequate means of obtaining from Dealer on a continuing basis any information concerning Dealer’s financial condition, business operations, assets and other matters bearing on the risk of non-payment.

4. Continuation of Liability. The liability of the Guarantor shall in no way be affected or impaired by (a) any amendment, alteration, extension, renewal, waiver, indulgence or other modification of the Dealer Agreement; (b) any settlement or compromise in connection with the sums or obligations owed by Dealer to Drive-It; (c) any subordination of payments under the Dealer Agreement to any other debt or claim; (d) any substitution, exchange, release or other disposition of all or any part of the sum or obligations owed by Dealer to Drive-It; (e) any failure, delay, neglect, act or omission by Drive-It to act in connection with sums or obligations owed by Dealer to Drive-It; (f) any advances for the purpose of performing any covenant or agreement of the Dealer, or curing any breach or Event of Default; (g) the filing by or against Dealer of bankruptcy, insolvency, reorganization or other debtor’s relief afforded Dealer pursuant to the present or future provisions of the Bankruptcy Code or any other state or federal statute or by the decision of any court; or (h) any other matter whether similar or dissimilar to the foregoing. The obligations of Guarantor are unconditional, notwithstanding any defect in the genuineness, validity, regularity or enforceability of RISC sold to Drive-It by Dealer, or any other circumstances whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, excluding the acts or omissions of Drive-It. Guarantor and Drive-It (by its acceptance of this Guaranty) confirm that the parties intend that this Guaranty and the obligations of Guarantor hereunder not be a fraudulent transfer or conveyance for purposes of the federal bankruptcy law, any state insolvency, receivership, fraudulent conveyance or transfer law, or any other applicable federal or state law, therefore, the obligations of Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor not constituting a fraudulent conveyance or transfer.

5.	Waivers.

(a) Guarantor waives (1) notice of acceptance of this Guaranty and of creations of Indebtedness by Dealer to Drive-It; (2) presentment and demand for payment of any Indebtedness; (3) protest, notice of protest, notice of demand, and notice of dishonor or default to Guarantor or to any other party with respect to the Indebtedness or the Transaction Documents; (4) all other notices and demands to which Guarantor might be otherwise be entitled under any other instrument or agreement or applicable law; (5) any demand for payment under this Guaranty; (6) any defense arising by reason of any disability or other defense of Dealer by reason of the cessation of the liability of Dealer as a result of any cause whatsoever; (7) any rights to extension, composition or otherwise under the Bankruptcy Code, or under any state or other federal statute; (8) any right or claim or claim of right to cause a marshalling of Dealer’s assets; and (9) all other rights and defenses, the assertion or exercise of which would in any way diminish the liability of Guarantor hereunder.

(b) Guarantor waives any duty on the part of Drive-It to disclose or report to Guarantor any information now or hereafter known to Drive-It relating to the business, operation, condition or assets of Dealer; regardless of whether Drive-It has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor. Drive-It shall have no duty to inquire into the authority or powers of Dealer or any officer, employee or agent of Dealer with regard to any Indebtedness, and all Indebtedness made or created in good faith reliance upon the professed exercise of any such authority or powers shall be guaranteed hereunder.

(c) AS SPECIFIC INDUCEMENT FOR DRIVE-IT TO ENTER INTO THE DEALER AGREEMENT WITH AND PURCHASE CONTRACTS FROM THE DEALER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, GUARANTOR AND DRIVE-IT EXPRESSLY WAIVE ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS GUARANTY.

(d) Guarantor agrees that any failure of Drive-It to exercise its right to proceed directly against Guarantor, or any delay in the exercise thereof, shall not be construed as a waiver by Drive-It with respect thereto, and that Drive-It may proceed directly against Guarantor at any time after the occurrence of an Event of Default. Guarantor hereby waives each of the following, to the fullest extent allowed by law:

1)	the applicability of California Civil Code Section 2845 which reads:

“A surety may require the creditor, subject to Section 996.440 of the Code of Civil Procedure, to proceed against the principal, or to pursue any other remedy in creditor’s power which the surety cannot pursue, and which would lighten the surety’s burden; and if the creditor neglects to do so, the surety is exonerated to the extent to which the surety is thereby prejudiced.”;

2)	all statutes of limitations as a defense to any action brought by Drive-It against Guarantor;

3)	any defense based upon (A) the unenforceability or invalidity of all or any part of the Indebtedness or any security or other guaranty for the Indebtedness or the lack of perfection or failure of priority of any security for the Indebtedness, (B) any act or omission of Drive-It or any other person that directly or indirectly results in the discharge or release of Dealer or any other person for any of the Indebtedness or any security therefore, or (C) any disability or any other defense of Dealer or any other person with respect to the Indebtedness, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause;

4)	any right (whether now or hereafter existing) to require Drive-It, as a condition to the enforcement of this Guaranty, to (A) accelerate the indebtedness, (B) give notice to Guarantor of the terms, time and place of any public or private sale of any security for the indebtedness, or (C) institute any proceeding in law or equity against Dealer, any other guarantor or any other person, or proceed against or exhaust any security for the Indebtedness;

5)	until all Indebtedness is paid in full, (A) all rights of subrogation, reimbursement and contribution, (B) all rights to enforce any remedy that Drive-It now or hereafter has against Dealer or any other person, and (C) any benefit of, and right to participate in, any security now or hereafter held by Drive-It with respect to the Indebtedness;

6)	presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

7)	all suretyship defenses of every nature otherwise available under California law and the laws of any other State, including without limitation all defenses arising under Section 2787 through 2855 of the California Civil Code and any successor provisions of those sections;

8)	all other rights and defenses the assertion or exercise of which would in any way diminish the liability of guarantor hereunder;

6. No Reliance by Guarantor. Guarantor is fully aware of the financial condition of Dealer, and delivers this Guaranty based solely on its own independent investigation and does not rely in any way on any representation or statement of Drive-It with respect to Dealer’s financial condition. Guarantor is in a position to and assumes full responsibility for obtaining any information concerning Dealer’s financial condition, business operations, assets and other matters bearing on the risk of non-payment of the Indebtedness, as Guarantor may deem material to its obligations hereunder.

7. Subordination. In the event that for any reason whatsoever Dealer is now or hereafter becomes indebted to Guarantor, Guarantor agrees that the amount of such indebtedness and all interest thereon and any security interests related thereto shall at all times be subordinate as to lien, time of payment and in all other respects to all sums owed to Drive-It under the Dealer Agreement, and that Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to Drive-It shall have been paid in full. Nothing herein contained is intended or shall be construed to give to Guarantor any right of subrogation in or under the Dealer Agreement, or any right to participate in any way therein, or in the right, title and interest of Drive-It in and to the collateral covered by the Dealer Agreement, notwithstanding any payments made by Guarantor under this Guaranty, all rights of subrogation, reimbursement, contribution and participation being hereby expressly waived and released.

8.	Exercise of Rights by Drive-It.

(a) Immediately upon the occurrence of an Event of Default and written demand by Drive- It, Guarantor shall pay to Drive-It the full amount of all sums owed by Dealer to Drive-It and shall do and perform each and every one of the obligations of Dealer under the Dealer Agreement, as if such sums and obligations constituted the direct and primary obligations of Guarantor. Drive-It shall be entitled to proceed directly against Guarantor for payment of all such sums or performance of the said obligations, without first pursuing or exhausting any remedy that Drive-It then may have against Dealer, any other guarantor or third party, or any security or collateral for the sums owed and obligations to be performed. Any failure of Drive-It to exercise its right to proceed directly against Guarantor, or any delay in the exercise thereof, shall not be construed as a waiver by Drive-It with respect thereto.

(b) All remedies afforded to Drive-It by reason of this Guaranty are separate and cumulative remedies. No one of such remedies, whether exercised by Drive-It or not, shall be deemed to be in exclusion of any of the other remedies available to Drive-It, and shall in no way limit or prejudice any other legal or equitable remedy which Drive-It may have in any security or collateral for the indebtedness and the obligations of Dealer. Nothing in this Guaranty is intended or shall be construed to prevent Drive-It, upon the occurrence of an Event of Default, in the exercise of its sole discretion, from exercising all rights under the Dealer Agreement and enforcing the provisions thereof.

(c) This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment of the indebtedness or performance of obligations of Dealer is or is sought to be rescinded or must otherwise be restored or returned by the Drive-It upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Dealer, or upon or as a result of the appointment of a receiver, intervenor or conservator or trustee or similar office for, Dealer or any substantial part of its property, or otherwise, all as though such payments and performance had not been made.

9.	General.

(a) Any notice, demand or request by Drive-It or Guarantor to the other shall be in writing, and shall be deemed to have been duly given or made if either delivered personally to the other party or mailed by certified mail or registered mail addressed to Guarantor at Guarantor’s Address, or to Drive-It at Drive-It’s Address, as the case may be (or at such other address for a party as specified by like notice).

(b) Guarantor agrees that in addition to and without limiting the right of Drive-It to enforce its own rights and remedies under this Guaranty, Upgrade, Inc., a Delaware corporation (“Upgrade”), shall have the right to enforce Drive-It’s rights and remedies under this Guaranty on behalf of Drive-It or on its own behalf. Upgrade shall be an intended third party beneficiary of this Guaranty. Except as otherwise expressly provided in this Guaranty, this Guaranty is not intended to and does not confer upon any person other than the Parties any rights or remedies hereunder.

(c) In the event that more than one person or entity guarantees performance of the Dealer Agreement, the covenants and agreements of Guarantor contained herein shall be the joint and several covenants and agreements of each such person and/or entity including each Guarantor hereunder.

(d) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflict of laws, except as may be preempted by federal law.

(e) Guarantor authorizes Drive-It to obtain consumer reports or other credit reports as it deems necessary for the origination, review, collection and enforcement of this Guaranty.

(f) Drive-It and Guarantor intend this writing to be a final expression of this agreement of guaranty and a complete and exclusive statement of the terms of this agreement of guaranty. No modification or waiver of the terms of this Guaranty shall be effective unless in writing. No course of prior dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement or explain or modify any term used in this agreement of guaranty. Guarantor and Drive-It acknowledge that it would be unreasonable and unjustifiable to rely on any prior or contemporaneous written or oral agreement, representation, warranty or understanding of any kind made by any other party except for the agreements set forth herein. No notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or the right of Drive-It to take further action without notice or demand as provided herein nor shall any such waiver be applicable except in the specific instance for which given.

(g) If a court of competent jurisdiction holds any provision of this Guaranty to be unlawful, unenforceable or invalid, the validity and enforceability of the remaining provisions shall not be affected.

(h) Guarantor (1) submits to the personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein for the enforcement of this Guaranty, (2) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Guaranty and the Dealer Agreement, and (3) agrees that service of process may be made upon Guarantor in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to Guarantor. Nothing contained here, however, shall prevent Drive-It from bringing any action or exercising any rights against Guarantor personally, its assets and any security for the Guaranty within any other state or jurisdiction.

Guarantor/Dealer Principal has executed this Guaranty as of the date first above written.

Name (signed)

Name (please print legibly)